Exhibit 10.4

Execution Copy

CLINICAL STUDY COLLABORATION AND SUPPLY AGREEMENT

This CLINICAL STUDY COLLABORATION AND SUPPLY AGREEMENT (this “Agreement”), made as of February 12, 2025 (the “Effective Date”), is by and between Gilead Sciences, Inc., having a place of business at 333 Lakeside Drive, Foster City, CA 94404 (“Gilead”), and IDEAYA Biosciences, Inc., having a place of business at 5000 Shoreline Ct Suite300, South San Francisco, CA 94080 (“Company”) (each, a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, Gilead is developing the Gilead Compound (as defined below) for the treatment of certain types of cancer;

WHEREAS, Company is developing the Company Compound (as defined below) for the treatment of certain types of cancer;

WHEREAS, Company and Gilead executed a Clinical Study Collaboration and Supply Agreement effective as of November 29, 2023 with respect to a Gilead Arm and Control Arm examining bladder cancer (the “2023 Agreement”); and

WHEREAS, subject to the terms and conditions hereof, the Parties desire to collaborate with respect to a clinical trial in which the Company Compound and the Gilead Compound would be co-administered or sequentially administered to certain patients with advanced solid tumors in lungs.

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, hereby mutually agree as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Agreement, the capitalized terms defined in this ARTICLE 1 and throughout this Agreement shall have the meanings specified in this Agreement.

1.1
“Affiliate” means, with respect to a Party, a firm, corporation or other entity that, now or hereafter, directly or indirectly, controls such Party, is controlled by such Party or is under common control with such Party, in each case, for so long as such control exists. The word “control” (and, with correlative meanings, “controlled by” and “under common control with”) as used in this definition means (a) the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of a legal entity or (b) possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities, contract rights, voting rights, corporate governance or otherwise.
1.2
“Agreement” has the meaning set forth in the preamble.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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1.3
“Alliance Manager” has the meaning set forth in Section 3.2.
1.4
“Anti-Bribery and Anti-Corruption Laws” has the meaning set forth in Schedule 12.2.
1.5
“Applicable Law” means all federal, state, local, national and regional statutes, laws, rules, regulations and directives applicable to a particular activity hereunder, including performance of clinical trials, medical treatment and the processing and protection of personal and medical data, as the same may be in effect from time to time, including those promulgated by Regulatory Authorities, and including GMP and GCP; Data Protection Law; export control and economic sanctions regulations; Anti-Bribery and Anti-Corruption Laws; and laws and regulations governing payments to healthcare providers.
1.6
“Biosimilar” means any compound (a) for which Marketing Approval is sought or obtained pursuant to 42 U.S.C. § 262(k) as a biosimilar to the Gilead Compound, or any other similar law of any jurisdiction, by reference to a prior Marketing Approval granted to the Gilead Compound; (b) that is “biosimilar to the Gilead Compound, as the term “biosimilar” is defined in 42 U.S.C. § 262(i)(2); or (c) that has been approved by the FDA or other Regulatory Authority outside of the United States as a biosimilar to the Gilead Compound by reference to the Gilead Compound, as set forth at 42 U.S.C. § 262(k)(4) or other analogous Applicable Law outside of the United States.
1.7
“Business Day” means any day other than (a) a Saturday or a Sunday or any public holiday in the applicable country in which the applicable obligations under this Agreement are to be performed, (b) the Sunday through Saturday containing July 4, or (c) December 26 through December 31.

1.8
“Change of Control” means, with respect to a Party, any of the following, in a single transaction or a series of related transactions: (a) the sale, exclusive license, or other transfer to a Third Party of all or substantially all of the assets of such Party (or, if applicable, a parent of such Party) to which this Agreement relates; (b) the direct or indirect acquisition by a Third Party of beneficial ownership of more than fifty percent (50%) of the then-outstanding securities or other voting interests of such Party (or, if applicable, a parent of such Party); or (c) the merger, reorganization, consolidation or business combination involving such Party (or, if applicable, a parent of such Party) with a Third Party that results in the holders of the beneficial ownership of the voting securities or other voting interests of such Party (or, if applicable, a parent of such Party) immediately prior to such merger, reorganization, consolidation or business combination ceasing to hold beneficial ownership of more than fifty percent (50%) of the combined voting power of the surviving entity resulting from such merger, reorganization, consolidation or business combination.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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1.9
“Clinical Data” means all data (including raw data) and results generated by or on behalf of a Party or any of its Affiliates, or jointly by or on behalf of Gilead or any of its Affiliates, on the one hand, and Company or any of its Affiliates, on the other hand, arising from the performance of the Gilead Arm, but excluding any Sample Analysis Results.
1.10
“Combination Therapy” means the Gilead Compound as a separate packaged form co-administered or sequentially administered with the Company Compound as a separate packaged form.
1.11
“Company” has the meaning set forth in the preamble.
1.12
“Company Background Patents” has the meaning set forth in Section 9.4.1.
1.13
“Company Compound” means Company’s compound directed against methionine adenosyltransferase 2A known as IDE397.
1.14
“Company Project IP” means, collectively, the Company Project Know-How and Company Project Patents.
1.15
“Company Project Know-How” means any Project Know-How, including any Clinical Data, that (a) relates to the Company Compound and (b) does not relate to the Gilead Compound (or any Biosimilar) or the Combination Therapy (or any combination of the Gilead Compound (or any Biosimilar) and the Company Compound); provided, however, that Company Project Know-How excludes Sample Analysis Results.
1.16
“Company Project Patent” means any Project Patent that claims or covers any invention within the Company Project Know-How and does not claim or cover any invention within the Gilead Project Know-How or Joint Project Know-How.
1.17
“Compound” means each of the Company Compound and the Gilead Compound.
1.18
“Confidential Information” of a Party (“Disclosing Party”) means all data, materials and information in any form (written, oral, graphic, electronic or otherwise) that is provided or disclosed by or on behalf of the Disclosing Party or its Affiliate to the other Party (“Receiving Party”) or its Affiliate under or in connection with this Agreement , whether before or after the Effective Date (but, for clarity, excluding information that is “Confidential Information” under the 2023 Agreement, the treatment of which shall be governed by the 2023 Agreement); provided, however, that (a) the Gilead Project IP shall be deemed the Confidential Information of Gilead only (and Gilead shall be deemed to be the Disclosing Party and Company shall be deemed to be the Receiving Party with respect thereto), (b) the Company Project IP shall be deemed the Confidential Information of Company only (and Company shall be deemed to be the Disclosing Party and Gilead shall be deemed to be the Receiving Party with respect thereto), and (c) the Joint Project IP and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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the existence and terms of this Agreement shall be deemed the Confidential Information of both Parties (and each Party shall be deemed to be both the Disclosing Party and the Receiving Party with respect thereto).
1.19
“Control” means, with respect to any Know-How, Patent, Regulatory Documentation or other intellectual property, that the applicable Party owns or has a license to such Know-How, Patent, Regulatory Documentation or other intellectual property and has the ability to grant a license, sublicense or other right (including a right of reference) or access to or under such Know-How, Patent, Regulatory Documentation or other intellectual property as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.
1.20
“Control Arm” means the separate arm of the Study evaluating the Company Compound as a monotherapy in the same tumor types evaluated in the Gilead Arm.
1.21
“Control Arm Data” means all data (including raw data) and results generated by or on behalf of Company or any of its Affiliates arising from the performance of the Control Arm, but excluding any Clinical Data or Sample Analysis Results.
1.22
“Covered Personal Data” has the meaning set forth in Section 4.5.1.
1.23
“CTA” means an application to a Regulatory Authority for purposes of requesting the ability to start or continue a clinical trial.
1.24
“Data Disclosing Party” has the meaning set forth in Section 4.5.2(a).
1.25
“Data Protection Laws” means all Applicable Law relating to privacy, information security, cybersecurity, or data protection, including (a) the General Data Protection Regulation ((EU) 2016/679) (“GDPR”) and any national implementing law relating to the processing of personal data or the privacy or security of electronic communications, including the Privacy and Electronic Communications Directive (2002/58/EC) and the Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426) and (b) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act adopted as part of the American Recovery and Reinvestment Act of 2009, and any regulations promulgated thereunder (“HIPAA”), and (c) FDA’s regulatory guidance pertaining to informed consent or cybersecurity requirements.
1.26
“Data Receiving Party” has the meaning set forth in Section 4.5.2(a).
1.27
“Data Sharing Plan” has the meaning set forth in Section 4.1.4(b).
1.28
“Delivery” (and, with a corresponding meaning, “Deliver”) (a) with respect to a quantity of Company Compound, means shipment of such quantity by or on behalf of

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Company to a Gilead Arm site, and (b) with respect to a quantity of Gilead Compound, has the meaning set forth in Section 7.2.1.
1.29
“Disclosing Party” has the meaning set forth in the definition of Confidential Information.
1.30
“Dispute” has the meaning set forth in Section 14.3.2.
1.31
“Effective Date” has the meaning set forth in the preamble.
1.32
“EMA” means the European Medicines Agency or any successor thereto.
1.33
“FDA” means the United States Food and Drug Administration or any successor thereto.
1.34
“Force Majeure” has the meaning set forth in Section 14.2.
1.35
“GCP” means the current good clinical practices applicable to the clinical development of a product pursuant to Applicable Law, including those officially published and interpreted by EMA and FDA, as well as guidance documents from ICH, as the same may be in effect from time to time.
1.36
“GDPR” has the meaning set forth in the definition of Data Protection Laws.
1.37
“GMP” means the current good manufacturing practices applicable to the Manufacture of a product pursuant to Applicable Law, including those officially published and interpreted by the applicable Regulatory Authority, as well as guidance documents from ICH, as the same may be in effect from time to time.
1.38
“Gilead” has the meaning set forth in the preamble.
1.39
“Gilead Arm” means the separate arm of the Study evaluating the Combination Therapy.
1.40
“Gilead Background Patents” has the meaning set forth in Section 9.4.2.
1.41
“Gilead Compound” means Gilead’s compound known as sacituzumab govitecan-hziy.
1.42
“Gilead Project IP” means, collectively, the Gilead Project Know-How and Gilead Project Patents.
1.43
“Gilead Project Know-How” means any Project Know-How, including any Clinical Data, that (a) relates to the Gilead Compound (or any Biosimilar) and (b) does not relate to the Company Compound or the Combination Therapy (or any other

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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combination of the Gilead Compound (or any Biosimilar) and the Company Compound); provided, however, that Gilead Project Know-How excludes Sample Analysis Results.
1.44
“Gilead Project Patent” means any Project Patent that claims or covers any invention within the Gilead Project Know-How and does not claim or cover any invention within the Company Project Know-How or Joint Project Know-How.
1.45
“HIPAA” has the meaning set forth in the definition of Data Protection Laws.
1.46
“ICH” means the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use.
1.47
“IND” means an investigational new drug application submitted or to be submitted with the FDA as described in Title 21 of the U.S. Code of Federal Regulations, Part 312, or any equivalent application to Regulatory Authorities in jurisdictions outside the United States.
1.48
“Indemnified Party” has the meaning set forth in Section 13.2.3.
1.49
“Indemnifying Party” has the meaning set forth in Section 13.2.3.
1.50
“Joint Project IP” means, collectively, the Joint Project Know-How and Joint Project Patents. For clarity, Joint Project IP excludes (a) any Know-How that does not arise from the performance of activities under this Agreement and (b) any Patent that does not claim or cover any invention within Know-How that arises from the performance of activities under this Agreement.
1.51
“Joint Project Know-How” means any Project Know-How, including any Clinical Data, other than Company Project Know-How or Gilead Project Know-How. For clarity, Joint Project Know-How includes all Sample Analysis Results.
1.52
“Joint Project Patent” means any Project Patent other than Company Project Patents or Gilead Project Patents.
1.53
“JSC” has the meaning set forth in Section 3.1.
1.54
“Know-How” means any information, data, results, materials, inventions (whether or not patentable), know-how, software, protocols, chemical or biological structures, chemical sequences, formulas, trade secrets, techniques, methods, processes, procedures, developments improvements or other intellectual property, in each case, of a scientific or technical nature; provided, however, that Know-How does not include Regulatory Documentation or Patents.
1.55
“Liabilities” has the meaning set forth in Section 13.2.1.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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1.56
“Manufacture,” “Manufactured,” or “Manufacturing” means all stages of the manufacture of a Compound, including purchasing, manufacture, processing, compounding, filling, packaging, labeling, testing, sample retention, stability testing, release, storage and delivery, as applicable.
1.57
“Manufacturing Approvals” has the meaning set forth in Section 7.1.2(a).
1.58
“Manufacturing Costs” means [***] in each case ((a) and (b)), calculated in accordance with Gilead’s standard accounting principles.
1.59
“Marketing Approval” means, with respect to any country or jurisdiction, all clearances, approvals, licenses, registrations and authorizations of the applicable Regulatory Authority(ies) necessary for the marketing and sale of a pharmaceutical or biological product (or any combination of such products) in such country or jurisdiction.
1.60
“Model Clauses” means the controller to controller standard data protection clauses set forth in Appendix C.
1.61
“NDA” means a “new drug application” or “biologics license application” as defined in the United States Federal Food, Drug and Cosmetic Act (“FFDCA”), or any equivalent application or submission to Regulatory Authorities in jurisdictions outside the United States.
1.62
“Non-Conformance” means, with respect to any quantity of Compound, any failure of such quantity (a) to conform to the Specifications for such Compound or (b) to have been Manufactured or supplied in compliance with the Specifications for such Compound, all Applicable Law and (in case of the Gilead Compound) the Quality Agreement.
1.63
“Non-Publishing Party” has the meaning set forth in Section 10.2.2(a).
1.64
“Party” and “Parties” each has the meaning set forth in the preamble.
1.65
“Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.
1.66
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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entity or organization, including a government or political subdivision, department or agency of a government.
1.67
“Personal Data” means any information or data relating to an identified or identifiable individual or household, or any other information or data that is otherwise regulated under Data Protection Laws, including any patient-level information collected in the context of a clinical trial, whether or not it has been coded or pseudonymized.
1.68
“Pharmacovigilance Agreement” has the meaning set forth in Section 5.1.
1.69
“Post-Delivery Failure” has the meaning set forth in Section 7.2.2.
1.70
“Post-Study Access” has the meaning set forth in Section 11.3.3.
1.71
“Processing” or “Process” means any operation or set of operations that is performed upon data, whether or not by automatic means, including access, collection, recording, organization, storage, access, adaptation, alteration, use, disclosure, making available, combination, blocking, deleting, erasure, or destruction.
1.72
“Project Know-How” means any Know-How conceived, generated or otherwise developed by or on behalf of a Party or any of its Affiliates, or jointly by or on behalf of Gilead or any of its Affiliates, on the one hand, and Company or any of its Affiliates, on the other hand, in each case, arising from the performance of activities under this Agreement. For clarity, Project Know-How includes all Clinical Data and Sample Analysis Results.
1.73
“Project Patent” means any Patent that has a priority date on or after the Effective Date and claims or covers any invention within the Project Know-How.
1.74
“Protocol” has the meaning set forth in Section 4.1.1(a).
1.75
“Publishing Party” has the meaning set forth in Section 10.2.2.
1.76
“Quality Agreement” has the meaning set forth in Section 7.1.4.
1.77
“Receiving Party” has the meaning set forth in the definition of Confidential Information.
1.78
“Regulatory Approvals” means, with respect to a Compound or the Combination Therapy and a country or jurisdiction, any clearances, approvals, licenses, registrations or authorizations of any Regulatory Authority necessary to develop, Manufacture or commercialize such Compound or Combination Therapy in such country or jurisdiction. For clarity, Regulatory Approvals include Marketing Approvals with respect to a Compound or the Combination Therapy and Manufacturing Approvals.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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1.79
“Regulatory Authorities” means FDA, EMA and any other agency or authority performing some or all of the functions of FDA or EMA in any jurisdiction.
1.80
“Regulatory Documentation” means any (a) Regulatory Approvals for the Gilead Compound or (b) submissions made to Regulatory Authorities in connection with the development of the Gilead Compound, including any INDs and amendments thereto, CTAs and amendments thereto, NDAs and amendments thereto, and any drug master files, correspondence with Regulatory Authorities, periodic safety update reports, adverse event files, complaint files, inspection reports and manufacturing records, in each case, submitted to Regulatory Authorities in connection with the development of the Gilead Compound.
1.81
“Restricted Purpose” means the purpose of obtaining any Marketing Approval for or otherwise promoting or commercializing the Combination Therapy (or any other combination of the Gilead Compound (or any Biosimilar) and the Company Compound), including obtaining any expansion or modification of any Regulatory Authority-approved label for a Party’s Compound to reference the Combination Therapy (or any other combination of the Gilead Compound (or any Biosimilar) and the Company Compound).
1.82
“Sample Analysis Plan” has the meaning set forth in Section 4.3.1.
1.83
“Sample Analysis Results” means all data (including raw data) and results generated by or on behalf of a Party or any of its Affiliates, or jointly by or on behalf of Gilead or any of its Affiliates, on the one hand, and Company or any of its Affiliates, on the other hand, arising from the performance of the Sample Analysis Plan.
1.84
“Samples” means any urine, blood, tissue or other biological sample from any patient enrolled (or seeking enrollment) in the Gilead Arm.
1.85
“Senior Executive” means, with respect to either Party, a senior executive of at least executive director level designated by such Party for purposes of Dispute resolution hereunder.
1.86
“Specifications” means (a) with respect to the Gilead Compound, the set of requirements for the Gilead Compound and its Manufacture as set forth in the Quality Agreement, and (b) with respect to the Company Compound, Company’s standard set of requirements for the Company Compound and its Manufacture.
1.87
“Statistical Analysis Plan” has the meaning set forth in Section 4.1.1(b).
1.88
“Study” means the study entitled “An Open Label, Phase 1, Treatment Study to Evaluate the Safety, Pharmacokinetics and Pharmacodynamics of IDE397 (MAT2A Inhibitor) In Adult Participants With Advanced Solid Tumors”.
1.89
“Subcontractor” means any Third Party that a Party uses in performing its obligations under this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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1.90
“Supply Schedule” has the meaning set forth in Section 7.1.1(a).
1.91
“Term” has the meaning set forth in Section 11.1.
1.92
“Territory” means the United States, Canada, Australia, the European Union, the United Kingdom, Switzerland, Israel, South Korea, and Taiwan.
1.93
“Third Party” means any Person other than Gilead or Company or their respective Affiliates.
1.94
“Third Party Claim” has the meaning set forth in Section 13.2.1.
1.95
“Third Party Infringement” has the meaning set forth in Section 9.3.3(a).
1.96
“Warranty” has the meaning set forth in Section 7.1.3.
ARTICLE 2

SCOPE OF THIS AGREEMENT
2.1
Purpose. The purpose of the collaboration established by this Agreement is for the Parties to collaborate with respect to the conduct of the Gilead Arm as provided in this Agreement.
2.2
Generally. Each Party shall act in good faith in performing its obligations under this Agreement. Without limiting the foregoing, each Party shall contribute to the Gilead Arm such resources as are necessary to fulfill its obligations set forth in this Agreement.
2.3
Subcontracting. Neither Party shall use any subcontractor in performing its obligations under this Agreement with respect to the Gilead Arm without the other Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed; provided, however, that without such prior written consent, either Party may use any of the following to perform its obligations under this Agreement with respect to the Gilead Arm: (a) such Party’s Affiliates; (b) any Third Party performing clinical trial management services for the Gilead Arm, or any Gilead Arm site; (c) any Third Party already performing services under the Control Arm; (d) any Third Party, to the extent such Third Party is identified in the Protocol, Statistical Analysis Plan or Sample Analysis Plan as performing the applicable activities; and (e) any Third Party, to the extent related to the Manufacture of such Party’s Compound. To the extent a Party uses any Affiliate or Subcontractor in performing its obligations under this Agreement, such Party shall (i) ensure that such Affiliate or Subcontractor is bound to such Party by and complies with obligations regarding use and disclosure of the other Party’s Confidential Information that are substantially similar to those set forth in ARTICLE 8 and (ii) cause such Affiliate or Subcontractor to assign to such Party all right, title and interest (including all intellectual property rights) in and to any Know-How or other work product conceived, generated or otherwise developed by or on behalf of such Affiliate or Subcontractor arising from the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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performance of activities under this Agreement. No Affiliate or Subcontractor arrangement shall relieve a Party of any of its obligations under this Agreement, and each Party shall be responsible and liable to the other Party for the acts and omissions of its Affiliates and Subcontractors in connection with this Agreement as if such acts and omissions were such Party’s own.
2.4
No Exclusivity. Subject to Company’s obligations under Section 4.1.2(b) and each Party’s obligations under ARTICLE 8 and ARTICLE 9, nothing in this Agreement is intended or shall be construed (a) to prohibit or restrict either Party from conducting clinical studies other than the Gilead Arm relating to its Compound (or other compounds or products), either individually or in combination with any other compound or product, in any therapeutic area, or (b) to create any exclusive relationship between the Parties or otherwise prohibit or restrict either Party, directly or indirectly, from developing, commercializing or otherwise pursuing any compound, product, program, technology or process, whether or not similar to or competitive with the Combination Therapy or any other compound, product, program, technology or process.
ARTICLE 3

PROJECT MANAGEMENT
3.1
Joint Steering Committee.
3.1.1
Formation. Promptly after the Effective Date, the Parties shall establish a joint steering committee, which shall be comprised of an equal number of (but not more than three (3)) representatives of each Party (“JSC”). Each representative shall have appropriate technical credentials, experience and knowledge and ongoing familiarity with the Parties’ activities hereunder. Each Party may replace its JSC representatives, in its sole discretion, upon written notice to the other Party.
3.1.2
Scope of Responsibility. The JSC shall serve as a forum for the Parties to (a) coordinate, review, monitor and discuss their activities under this Agreement and progress toward relevant objectives and timelines, (b) propose, review and discuss the Protocol, Statistical Analysis Plan, Sample Analysis Plan, Data Sharing Plan and Supply Schedule and any amendments to any of the foregoing, and (c) informally resolve issues or disagreements between the Parties. The JSC shall not have any decision-making authority.
3.1.3
Meetings. Company shall designate one of its representatives as chair of the JSC. The chair shall have the responsibility to (a) call meetings, (b) prepare and distribute agendas and (c) prepare and distribute minutes. The JSC shall meet on a schedule as agreed by the Parties (but not less frequently than quarterly). Meetings may be conducted in person or by audio or video teleconference. Each Party may invite employees or consultants of such Party that are not JSC representatives to attend any meeting of the JSC, provided that (i) a Party inviting any such Person (other than its Alliance Manager) to attend any meeting of the JSC shall notify the other Party thereof

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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reasonably in advance of such meeting, (ii) without limiting clause (iii) below, any such Person is subject to obligations of confidentiality and non-use with respect to the other Party’s Confidential Information substantially similar to the obligations of confidentiality and non-use of the such Party under ARTICLE 8 (provided that the duration of such obligations shall be commercially reasonable under the circumstances) and (iii) such Party shall be responsible to the other Party for any unauthorized use or disclosure of the other Party’s Confidential Information by any such Person.
3.1.4
Clarification. For clarity, the JSC shall have no authority to amend, waive any rights under or take any actions that would conflict with any provision of this Agreement.
3.2
Alliance Managers. Each Party shall appoint one person who shall serve as the primary point of contact for any issues arising under this Agreement and have such other responsibilities as the Parties may agree (“Alliance Manager”). Each Party’s Alliance Manager may be replaced at any time on written notice to the other Party. The Alliance Managers shall not have decision-making authority.
ARTICLE 4

SPONSOR AND CONDUCT OF THE STUDY
4.1
In General.
4.1.1
Protocol and Statistical Analysis Plan.
(a)
Attached as Appendix A is a synopsis of the protocol for the Gilead Arm. Company shall (i) within [***] days after the Effective Date, provide to Gilead a draft of the full protocol for the Gilead Arm (“Protocol”) and consider in good faith any comments provided by Gilead thereon and (ii) not adopt the Protocol unless and until Gilead has approved the Protocol in writing, such approval not to be unreasonably withheld, conditioned or delayed.
(b)
Company shall (i) reasonably (and in any event not less than [***] days) prior to adopting the statistical analysis plan for the Gilead Arm (“Statistical Analysis Plan”), provide to Gilead a draft thereof and consider in good faith any comments provided by Gilead thereon, and (ii) not adopt the Statistical Analysis Plan unless and until Gilead has approved the Statistical Analysis Plan in writing, such approval not to be unreasonably withheld, conditioned or delayed.
(c)
Company shall have the right to amend the Protocol or the Statistical Analysis Plan (in each case, after its adoption) from time to time; provided, however, that (i) without limiting clause (ii) below, Company shall, reasonably (and in any event not less than [***] Business Days) prior to adopting any such amendment, provide to Gilead a draft of such amendment and consider in good faith any comments thereon provided by Gilead, and (ii) if such amendment is material (i.e., substantive) or otherwise related to the Gilead Compound (whether alone or as part of the Combination Therapy), including any such

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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amendment that (A) relates to, or otherwise would have an adverse impact on, the Gilead Compound (including the dose or dosing regimen thereof), (B) would increase the supply obligations of Gilead under the Agreement, or (C) relates to any patient that receives or would receive the Gilead Compound (whether alone or as part of the Combination Therapy), then such amendment shall not be adopted unless Gilead approves such amendment in writing, such approval not to be unreasonably withheld, conditioned or delayed.
(d)
Gilead may from time to time propose amendments to the Protocol or the Statistical Analysis Plan (in each case, after its adoption), and the Parties shall discuss in good faith any such amendments proposed by Gilead. To the extent any such amendment proposed by Gilead relates solely to the Gilead Compound (including the dose or dosing regimen thereof), the Parties shall adopt in writing such amendment. To the extent any such amendment proposed by Gilead does not relate solely to the Gilead Compound (including the dose or dosing regimen thereof), such amendment shall not be adopted unless Company approves such amendment in writing, such approval not to be unreasonably withheld, conditioned or delayed. Subject to the foregoing, if Company has concerns regarding any such amendment proposed by Gilead, Company may raise such concerns at any meeting of the JSC and, to the extent any such concerns are so raised, Gilead shall consider such concerns in good faith; provided that, if after such good faith consideration, Gilead notifies the Company that Gilead requires that such amendment be adopted, the Company may terminate this Agreement upon [***] days written notice provided to Gilead within [***] days of the notice of such requirement from Gilead.
(e)
Company shall prepare the template patient informed consent form for the Gilead Arm in consultation with Gilead; provided, however, that Gilead shall be solely responsible for, and shall provide Company with, the portion of the template informed consent form that relates to the Gilead Compound. Any proposed changes to the template informed consent form requested by an institutional review board or Gilead Arm site that would alter language relating to the Gilead Compound shall require Gilead’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, (and Company shall provide any such proposed changes to Gilead for its review at least [***] Business Days prior to the date on which Company requests Gilead’s response thereto). Company shall ensure that each informed consent form for the Gilead Arm includes any required consent for use of the applicable patient’s Samples pursuant to the Sample Analysis Plan and authorizes Company to provide to Gilead, and Gilead to use and disclose as permitted hereby, any Clinical Data or Sample Analysis Results relating to the applicable patient.
4.1.2
Sponsorship and Operational Responsibility.
(a)
Company shall act as the sponsor of and have operational responsibility for the Gilead Arm and, except as otherwise provided in this Agreement, shall have control and authority over the conduct of the Gilead Arm. Without limiting the foregoing, Company shall be responsible for (i) subject to Section 4.2, obtaining and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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maintaining all necessary Regulatory Approvals (other than Manufacturing Approvals), and all necessary approvals by any institutional review board or ethics committee with jurisdiction over the Gilead Arm, for the conduct of the Gilead Arm, and leading all interactions with Regulatory Authorities and any such institutional review board or ethics committees with respect to the Gilead Arm, and (ii) subject to Sections 2.3 and 4.1.1, the day-to-day operational conduct of the Gilead Arm, including identification of contractors to perform services, disposition of clinical supplies, and selection of Gilead Arm sites. Notwithstanding the foregoing or anything to the contrary in this Agreement, Company shall not engage a Gilead Arm site or otherwise conduct (or permit to be conducted) any Gilead Arm activities in any country outside the Territory unless Company has received prior written approval from Gilead for such Gilead Arm activities to be conducted in such country, such approval not to be unreasonably withheld, conditioned or delayed.
(b)
Company shall ensure that (i) the Gilead Arm is conducted as part of the Study and (ii) the Study does not include any arm (other than the Gilead Arm) in which patients receive or would receive any Trop-2 targeted agent.
4.1.3
Performance. Company shall ensure that (a) without limiting clause (b) below, the Gilead Arm is conducted in all respects in accordance with this Agreement, the Protocol and Statistical Analysis Plan, and all Applicable Law, including GCP, and in compliance with all directions from any Regulatory Authority or institutional review board or ethics committee with jurisdiction over the Gilead Arm and (b) the Study is conducted in all respects in accordance with all Applicable Law, including GCP, and in compliance with all directions from any Regulatory Authority or institutional review board or ethics committee with jurisdiction over the Study.
4.1.4
Records, Data and Reports.
(a)
Company shall maintain Gilead Arm and Control Arm records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes (in the case of the Gilead Arm) and as otherwise required by Applicable Law, which records shall be complete and accurate and reflect all activities performed and all Clinical Data and Control Arm Data. Without limiting any other obligations of Company under this Agreement, Company shall provide Gilead with access to or copies of any such records as reasonably requested by Gilead from time to time.
(b)
Company shall provide to Gilead all Clinical Data and Control Arm Data in accordance with the data sharing plan attached hereto as Appendix B (“Data Sharing Plan”). For clarity, the Data Sharing Plan may be amended only by mutual written agreement of the Parties.
(c)
Promptly (but in any event no later than [***] days) following database lock for the Gilead Arm or Control Arm, as applicable, Company shall provide to Gilead an unredacted draft of the final study report for the Gilead Arm or Control Arm (for clarity, including all Clinical Data or Control Arm Data), as applicable. Gilead shall have

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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[***] days after receipt of any such draft to provide comments thereon, and Company shall consider in good faith any such comments provided by Gilead and shall incorporate any such comments provided by Gilead with respect to any statements or conclusions relating solely to the Gilead Compound. In addition, Company shall provide to Gilead an unredacted copy of the final version of the final study report for the Study to the extent relating to the Gilead Arm or the Control Arm (for clarity, including all Clinical Data or Control Arm Data) promptly following finalization thereof.
(d)
Gilead shall have the right to use any Clinical Data within Company Project IP or Control Arm Data provided to Gilead pursuant to this Section 4.1.4 solely for the purpose of Gilead’s internal analysis of the Clinical Data and the Gilead Arm, subject to Gilead’s obligations under ARTICLE 8 (provided, however, that Gilead shall have the right to use any Clinical Data within Company Project IP or Control Arm Data that is publicly available for any purpose).
4.2
Regulatory Matters.
4.2.1
Regulatory Filings. With respect to any filing or other non-routine written communication to be made by Company to any Regulatory Authority that (a) relates to (x) the Gilead Arm or (y) Combination Therapy (other than, under this clause (a)(y), any such filing or other communication relating to the Company Compound (and not the Gilead Compound), the Control Arm, or any other arm(s) of the Study other than the Gilead Arm) or (b) would have an adverse impact on the Gilead Compound, Company shall, in each case ((a) or (b)), (i) reasonably (and in any event not less than (A) in the case of any IND, CTA or similar original submission filing, [***] days, and (B) in the case of other filings or communications (including any IND or Protocol amendment filing), [***] Business Days (or, if less, the longest possible time period consistent with any deadline specified by the applicable Regulatory Authority)) prior to the date Company plans to make such filing or communication, provide to Gilead a draft of such filing or communication for review and comment, (ii) discuss such draft with Gilead as reasonably requested by Gilead and consider in good faith any comments thereon provided by Gilead, (iii) to the extent such filing or communication relates to, or otherwise would have an adverse impact on, the Gilead Compound (whether alone or as part of the Combination Therapy), not proceed with such filing or communication unless and until such filing or communication is approved by Gilead in writing, such approval not to be unreasonably withheld, conditioned or delayed, and (iv) provide to Gilead an as-filed copy of such filing or communication promptly after it is made. Each Party shall provide to the other Party a copy of any written communication received by such Party from any Regulatory Authority relating to the (1) the Gilead Arm or (2) Combination Therapy (other than, under this clause (2), any such communication relating to the Company Compound (and not the Gilead Compound), the Control Arm, or any other arm(s) of the Study other than the Gilead Arm) promptly (and in any event within [***] Business Days or, if such communication relates to any regulatory inspection or alleged improper conduct, [***] Business Day) after receipt thereof. In connection with any filing or other written communication to any Regulatory

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Authority, Company shall not make any statement or conclusion regarding the Gilead Compound other than as part of the Combination Therapy.
4.2.2
Meetings. With respect to any scheduled meeting or other substantive non-written communication or interaction with any Regulatory Authority (whether in person or by phone or video conference) that (a) relates to the (x) Gilead Arm or (y) Combination Therapy (other than, under this clause (a)(y), any such meeting or other communication relating to the Company Compound (and not the Gilead Compound), the Control Arm, or any other arm(s) of the Study other than the Gilead Arm) or (b) would have an adverse impact on the Gilead Compound, (i) Company shall notify Gilead of such meeting or other communication or interaction reasonably (and in any event not less than (A) in the case of any in-person meeting, [***] days, and (B) in the case of any other meeting or other communication or interaction, [***] days (or, if less, the longest possible time period consistent with scheduling with the applicable Regulatory Authority)) prior to the date of such meeting or other communication or interaction, and (ii) Gilead shall have the right, but not the obligation, to attend and participate in such meeting or other communication or interaction and to participate in the preparation of any materials relating thereto. Without limiting the foregoing, Company shall provide to Gilead reasonably (and in any event not less than [***] days (or, if less, the longest possible time period consistent with scheduling requirements of the applicable Regulatory Authority)) prior to the date of any such meeting or other communication or interaction a draft of the applicable briefing materials therefor (for clarity, including any briefing materials relating to the Gilead Compound) for Gilead’s review and comment. In connection with any meeting or other non-written communication or interaction with any Regulatory Authority, Company shall not make any statement or conclusion regarding the Gilead Compound other than as part of the Combination Therapy.
4.2.3
Right of Reference. Gilead hereby grants to Company a non-exclusive, non-transferable (except in connection with a permitted assignment, sublicense or subcontract) “right of reference” as defined in 21 C.F.R. 314.3(b), or similar “right of reference” as defined in applicable regulations of jurisdictions outside the United States, with respect to any Regulatory Documentation Controlled by Gilead, solely as necessary for Company to conduct the Gilead Arm in accordance with this Agreement. If needed, Gilead shall provide to Company a right of reference letter or similar communication to the applicable Regulatory Authority to effectuate such right of reference. For clarity, (a) the foregoing sentence is not intended and shall not be construed to grant to Company any right of reference for the Restricted Purpose, and (b) nothing in this Agreement shall grant Company any right to directly access any chemistry, manufacturing and controls data in any Regulatory Documentation.
4.2.4
Financial Disclosure. Company shall, to the extent required under Applicable Law, (a) track and collect financial disclosure information from all “clinical investigators” involved in the Gilead Arm and (b) subject to Section 4.2.1, prepare and submit the certification or disclosure of the same in accordance with all Applicable Law, including 21 C.F.R. Part 54 (Financial Disclosure by Clinical Investigators) and related

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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FDA guidance documents. Prior to the initiation of clinical activities under the Gilead Arm, but in any event within [***] days after the Effective Date, the Parties shall determine whether Company shall track and collect from all “clinical investigators” involved in the Gilead Arm separate certification or disclosure forms for each of Gilead and Company or one (1) “combined” certification or disclosure form for both Gilead and Company. For purposes of this Section 4.2.4, the term “clinical investigators” shall have the meaning set forth in 21 C.F.R. 54.2(d).
4.3
Sample Analysis.
4.3.1
Sample Analysis Plan. Company shall (i) within [***] days after the Effective Date, provide to Gilead a draft of the plan for the testing and analysis of Samples (“Sample Analysis Plan”) and consider in good faith any comments provided by Gilead thereon and (ii) not adopt the Sample Analysis Plan unless and until Gilead has approved the Sample Analysis Plan, such approval not to be unreasonably withheld, conditioned or delayed. For clarity, the Sample Analysis Plan may be amended only by mutual written agreement of the Parties.
4.3.2
Use of Samples from Patients in the Gilead Arm. Company shall (a) use (or permit the use of) Samples solely for performing its activities under this Agreement and (b) conduct (or permit to be conducted) testing or analysis of Samples solely in accordance with the Sample Analysis Plan. Without limiting the foregoing, Company shall not conduct (or permit to be conducted) testing or analysis of Samples using any assay(s) directed to TROP-2 that are not approved by Gilead in the Sample Analysis Plan for such purpose.
4.3.3
Sample Analysis Results. Company shall provide to Gilead any Sample Analysis Results generated by or on behalf of Company, in a mutually agreed format, on a mutually agreed schedule (but in any event within a reasonable period of time after such Sample Analysis Results are generated).
4.4
Transparency Reporting. To the extent required under Applicable Law, Company shall be solely responsible for reporting payments and other transfers of value, including supply of Compound, made to health care professionals (including investigators, steering committee members, data monitoring committee members, and consultants) in connection with the Gilead Arm in accordance with reporting requirements under Applicable Law, including the federal Open Payments Program and state gift laws, the European Federation of Pharmaceutical Industries and Associations Disclosure Code, and Company’s applicable internal policies. Promptly after the Effective Date, Company shall provide to Gilead, in writing, Company’s point of contact for purposes of receiving information from Gilead pursuant to this Section 4.4 along with such contact’s full name, email address, and telephone number. Where applicable, Gilead shall provide to such Company contact all information regarding the value of the Gilead Compound provided for use in the Gilead Arm required for such reporting.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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4.5
Data Privacy.
4.5.1
Roles of the Parties. To the extent such concept is recognized under Data Protection Laws, each of Gilead and Company are independent data controllers with respect to any Personal Data provided or disclosed by or on behalf of a Party to the other Party under this Agreement (“Covered Personal Data”), except as otherwise agreed in writing by the Parties. Each Party is independently responsible for Processing Personal Data (including any Covered Personal Data) in its possession or control in accordance with Data Protection Laws, and each Party shall comply with all Data Protection Laws and not intentionally take any actions or fail to take any actions that would cause the other Party to be in violation of Data Protection Laws. Company shall provide all notices, obtain all consents and authorizations, and otherwise act in a manner so as to ensure that there is no prohibition or restriction that (a) prohibits or restricts Company from disclosing or transferring data (including Clinical Data, Control Arm Data and Sample Analysis Results) to Gilead as required or contemplated under this Agreement or (b) prohibits or restricts Gilead from Processing such data as required or permitted under this Agreement. Notwithstanding the foregoing, if Company becomes aware of any legal or other circumstances that it believes, acting reasonably, may give rise to such a prohibition or restriction, it shall promptly notify Gilead of the same and take all reasonable steps, at Gilead’s cost and expense, including following Gilead’s reasonable instructions, to ensure that it reasonably minimizes any impact on Gilead or its performance under this Agreement.
4.5.2
Data Processing Commitments.
(a)
The Party that provides or discloses Covered Personal Data (“Data Disclosing Party”) to the other Party (“Data Receiving Party”) represents and warrants that (i) it has all necessary consents, approvals, authorizations and rights to provide or disclose such Covered Personal Data to the Data Receiving Party, and for the Data Receiving Party to Process the Covered Personal Data, for the purposes contemplated under the Agreement; (ii) it shall not provide or disclose any Personal Data to the Data Receiving Party except in accordance with Data Protection Laws; and (iii) its disclosure of Personal Data to the Data Receiving Party, and the Data Receiving Party’s Processing of Personal Data as required or permitted hereby, is in accordance with any notices supplied to, and consents or authorizations obtained from, data subjects.
(b)
Each Party agrees to notify the other Party in writing (i) immediately, if such Party becomes aware of any investigation by or communication from any government authority relating to Personal Data Processed in connection with this Agreement, in which case such Party shall also inform the other Party of all material information relating to the circumstances giving rise to such claims; and (ii) promptly, if such Party receives any inquiry, notice or complaint from any individual relating to Personal Data about that individual.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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4.5.3
International Transfers. The Parties agree to enter any supplemental terms that are or become required under Data Protection Laws, including one or more data transfer agreements that may be required with respect to the international transfer of Covered Personal Data. Without limitation, with respect to any transfer by a Data Disclosing Party of Covered Personal Data from the European Union to any jurisdiction outside the European Economic Area, the Parties shall comply with the Model Clauses to the extent required to ensure that such transfer complies with Data Protection Laws. Upon the request of either Party to enable it to comply with Data Protection Laws, the Parties shall separately execute the Model Clauses. For the avoidance of doubt, the Parties shall comply with both the terms of the Agreement and the terms of the Model Clauses when Processing Covered Personal Data, however, in the event of a conflict between the Agreement and the Model Clauses, the terms of the Model Clauses shall control and govern.
4.5.4
Cooperation of the Parties. Upon request, each Party shall provide to the other Party, at such other Party’s cost and expense, commercially reasonable assistance as is reasonably requested to enable the requesting Party to comply with its obligations under Data Protection Laws. Without limitation, Company shall provide, or shall ensure that Gilead Arm site personnel provide, Gilead with reasonable assistance in addressing data subject rights (e.g., rights to access, correct, delete, and object to Processing of Covered Personal Data), conducting privacy impact assessments at Gilead’s cost and expense, and responding to data subject inquiries, in each case, in accordance with industry practices and Data Protection Laws. With respect to any Personal Data that a Party Processes on behalf of the other Party, the Parties shall enter a supplemental data processing agreement(s), and, with respect to any Processing of Personal Data for which the Parties jointly determine the purposes and means of Processing, the Parties shall enter any further “joint controllership” terms necessary to address the rights and obligations with respect to the Processing of Personal Data for which the Parties are “joint controllers.”
4.6
Information Security. Each Party shall implement and maintain reasonable administrative, technical, and physical safeguards designed to (a) maintain the security and confidentiality of the Clinical Data, Sample Analysis Results and any other Covered Personal Data provided or disclosed hereunder and the systems on which such data is processed; (b) protect against reasonably anticipated threats or hazards to the security or integrity of such data and systems; and (c) protect against unauthorized access to or use of such data and systems. Without limitation, Company shall ensure that the Clinical Data, Control Arm Data, Sample Analysis Results and any other data provided by Company to Gilead are coded or otherwise pseudonymized in accordance with industry standards to protect data subject confidentiality.
ARTICLE 5

PHARMACOVIGILANCE; SAFETY DATA
5.1
Pharmacovigilance Agreement. Prior to the first visit of the first patient in the Gilead Arm, the Parties shall enter into a pharmacovigilance agreement to ensure the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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exchange of relevant safety data within appropriate timeframes and in appropriate format to enable the Parties to fulfill their regulatory reporting obligations and to facilitate appropriate safety reviews, all in accordance with Applicable Laws (“Pharmacovigilance Agreement”). From and after the effective date thereof, each Party shall perform its obligations under the Pharmacovigilance Agreement. In the event of a conflict between the terms of this Agreement and the terms of the Pharmacovigilance Agreement, the terms of the Pharmacovigilance Agreement shall control to the extent related to pharmacovigilance matters, and the terms of this Agreement shall control in all other respects. Without limiting the foregoing, any disagreement regarding pharmacovigilance matters under the Pharmacovigilance Agreement shall be resolved in accordance with the applicable dispute resolution mechanism set forth in the Pharmacovigilance Agreement.
ARTICLE 6

STUDY COSTS; TAXES
6.1
Study Costs. Except as otherwise provided in Section 7.2.1, 7.2.3(b), 7.4 or 7.6, Gilead shall bear any internal or external costs or expenses incurred by Gilead in connection with its supply of the Gilead Compound for use in the Gilead Arm in accordance with this Agreement. Except as otherwise provided in this Agreement, as between the Parties, Company shall bear all internal and external costs and expenses associated with the conduct of the Study (including the Gilead Arm).
ARTICLE 7

MANUFACTURE AND SUPPLY OF COMPOUND
7.1
In General.
7.1.1
Supply Schedule.
(a)
Within sixty [***] days after the Effective Date, the Parties shall agree upon and adopt in writing a schedule for Gilead to supply, in the aggregate, between [***] of Gilead Compound for use in the Gilead Arm (“Supply Schedule”). After its adoption, the Supply Schedule may be amended only by mutual written agreement of the Parties; provided, however, that if the Protocol is amended in a manner that affects the quantities of Gilead Compound to be supplied or the timing for supplying such quantities, the Parties shall agree upon and adopt in writing corresponding amendments to the Supply Schedule.
(b)
Gilead shall use commercially reasonable efforts to supply the quantities of the Gilead Compound as set forth in the Supply Schedule, on the timelines set forth in the Supply Schedule, for use in the Gilead Arm. Quantities of Gilead Compound supplied by Gilead hereunder shall have a remaining shelf life at the time of Delivery (as defined below) of at least [***]. Company shall use commercially reasonable efforts to supply the quantities of the Company Compound required for the Gilead Arm, on the timelines required for the Gilead Arm, for use in the Gilead Arm.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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(c)
For clarity, all Gilead Compound supplied by Gilead hereunder shall be supplied in the form of unlabeled vials.
7.1.2
Manufacturing Approvals; Manufacturing Changes.
(a)
Each Party shall be solely responsible for obtaining all Regulatory Approvals (including facility licenses) that are required to Manufacture and supply its Compound in accordance with this Agreement (such Regulatory Approvals, “Manufacturing Approvals”).
(b)
Each Party may make changes from time to time to the Manufacture of its Compound or its Manufacturing facility, provided that such Party shall, prior to Delivering any Compound affected by such change, make any necessary filings with Regulatory Authorities, and obtain any necessary Manufacturing Approvals, related to such change as required by Applicable Law in order for Compound reflecting such change to be available for use in the Gilead Arm in accordance with this Agreement and the Quality Agreement.
7.1.3
Warranty. Each Party hereby represents and warrants to the other Party that, at the time of Delivery of any quantity of such Party’s Compound hereunder, such quantity (a) will not be adulterated or mislabeled, (b) will conform to the Specifications for such Compound, and (c) will have been Manufactured and supplied in compliance with the Specifications for such Compound, all Applicable Law, including health, safety and environmental protections, GMP and (in case of the Gilead Compound) the Quality Agreement (“Warranty”). Gilead shall be solely responsible for the Manufacture and supply of the Gilead Compound prior to Delivery, all in compliance with the Warranty.
7.1.4
Quality Agreement. Prior to the first supply of Gilead Compound for use in the Gilead Arm, the Parties shall enter into a separate agreement governing quality matters with respect to Gilead Compound supplied for use in the Gilead Arm (the “Quality Agreement”). From and after the effective date thereof, each Party shall perform its obligations under the Quality Agreement. In the event of a conflict between the terms of this Agreement and the terms of the Quality Agreement, the terms of the Quality Agreement shall control to the extent related to quality matters, and the terms of this Agreement shall control in all other respects. Without limiting the foregoing, any disagreement regarding quality matters under the Quality Agreement shall be resolved in accordance with the applicable disagreement resolution mechanism set forth in the Quality Agreement.
7.1.5
Specifications for Company Compound. Prior to the first supply of Company Compound for use in the Gilead Arm, Company shall provide to Gilead a copy of the Specifications for the Company Compound solely for the purpose of Section 7.1.3. Notwithstanding the time period set forth in Section 8.1.1, the information contained in the Specifications shall continue to be subject to the confidentiality and non-use

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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provisions of ARTICLE 8 (for clarity, subject to the provisions of Section 8.1.2 and Section 8.2) for as long as Company maintains such information as confidential.
7.2
Supply of Gilead Compound.
7.2.1
Delivery. Gilead Compound shall be delivered [***] (provided, however, that in the event of any conflict between [***] as described in Incoterms 2020 and the delivery terms set forth in this Agreement, the delivery terms set forth in this Agreement shall prevail) (such delivery, “Delivery” of Gilead Compound). Title and risk of loss for the Gilead Compound shall transfer from Gilead to Company [***]. [***]. Company shall bear all costs of (a) [***] and (b) [***].
7.2.2
Company Responsibilities. With respect to any quantity of Gilead Compound Delivered hereunder, Company shall (a) take delivery of such quantity, (b) perform any required acceptance procedures allocated to Company under the Quality Agreement, and (c) store, maintain, package and label (as provided in the Quality Agreement) and ship to Gilead Arm sites such quantity, in each case ((a), (b) and (c)), in compliance with the Specifications for the Gilead Compound, Applicable Law and the Quality Agreement. Subject to Section 7.1.3, Company shall be solely responsible for taking all steps necessary to determine that any quantity of Gilead Compound Delivered hereunder is suitable for release before making such quantity available for human use in the Gilead Arm, provided that Gilead shall provide cooperation or assistance as reasonably requested by Company in connection with such determination. For clarity, Company shall be responsible for any failure of any quantity of Gilead Compound Delivered hereunder to meet its applicable Specifications or other requirements, to the extent such failure is caused by acts or omissions of Company or its Affiliates, Subcontractors or agents after Delivery of such quantity (“Post-Delivery Failure”).
7.2.3
Use Restrictions; Lost or Damaged Gilead Compound.
(a)
Company shall use Gilead Compound Delivered hereunder (and ensure that Gilead Compound Delivered hereunder is used) solely (i) for purposes of conducting the Gilead Arm and for no other purpose and (ii) in compliance with GMP, GCP and other Applicable Law, this Agreement, and the Quality Agreement. Without limiting the foregoing, Company shall not reverse engineer or otherwise attempt to derive the composition or structure of the Gilead Compound or analyze the Gilead Compound by any physical, chemical or biochemical means except as necessary to perform its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent any Know-How conceived, generated or otherwise developed by or on behalf of Company or any of its Affiliates (alone or jointly with others) arises from or as a result of any breach by Company of this Section 7.2.3(a), such Know-How shall be deemed to be Gilead Project Know-How for all purposes under this Agreement.
(b)
If any quantity of Gilead Compound is lost or damaged after Delivery hereunder, then Gilead shall supply to Company a replacement quantity of Gilead

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Compound and Company shall reimburse any Manufacturing Costs incurred by Gilead or its Affiliates in connection with such replacement quantity; provided, however, that for any given delivery under the Supply Schedule, Gilead shall not be obligated pursuant to this Section 7.2.3(b) or Section 7.4.2(b) to replace such delivery (or any portion thereof) more than once.
7.2.4
Manufacturing Records. Company shall keep complete and accurate records pertaining to the storage, use and disposition of Gilead Compound Delivered hereunder, including chain of custody forms, in-transport temperature records, records and receipt verification documentation, and such other inventory, transport and storage documentation described in the Quality Agreement or otherwise reasonably requested by Gilead, and shall provide such records to Gilead from time to time as reasonably requested by Gilead for the purpose of verifying Company’s compliance with its obligations under this Agreement.
7.3
Supply of Company Compound. Company shall be solely responsible for the Manufacture and supply of the Company Compound, all in compliance with the Specifications for the Company Compound and Applicable Law, and for taking all steps necessary to determine that Company Compound Delivered hereunder is suitable for release before making such Company Compound available for human use in the Gilead Arm.
7.4
Non-Conformance.
7.4.1
Notification. In the event that either Party becomes aware that any quantity of Compound Delivered hereunder may have a Non-Conformance, such Party shall promptly notify the other Party (in case of Gilead Compound, in accordance with the procedures set forth in the Quality Agreement). The Parties shall appropriately investigate any such potential Non-Conformance (in case of Gilead Compound, in accordance with the Quality Agreement). Any disagreement regarding Non-Conformance with respect to the Gilead Compound shall be resolved in accordance with the applicable disagreement resolution mechanism set forth in the Quality Agreement.
7.4.2
Non-Conforming Gilead Compound.
(a)
If the Parties agree, or it is determined pursuant to the applicable disagreement resolution mechanism set forth in the Quality Agreement, that any quantity of Gilead Compound has a Non-Conformance other than due to any Post-Delivery Failure, then Gilead shall supply a replacement quantity of Gilead Compound at its own cost. Except as otherwise set forth in Sections 7.6, 11.2.1 and 13.2, the obligation to supply such replacement quantity shall be Gilead’s sole and exclusive liability, and Company’s sole and exclusive remedy, for such Non-Conformance.
(b)
If the Parties agree, or it is determined pursuant to the applicable disagreement resolution mechanism set forth in the Quality Agreement, that any quantity of Gilead Compound has a Non-Conformance due to any Post-Delivery Failure, then

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Gilead shall supply to Company a replacement quantity of Gilead Compound and Company shall reimburse any Manufacturing Costs incurred by Gilead or its Affiliates in connection with such replacement quantity; provided, however, that for any given delivery under the Supply Schedule, Gilead shall not be obligated pursuant to this Section 7.4.2(b) or Section 7.2.3(b) to replace such delivery (or any portion thereof) more than once.
7.4.3
Non-Conforming Company Compound. If the Parties agree, or it is determined pursuant to the dispute resolution provisions of this Agreement, that any quantity of Company Compound has a Non-Conformance, then Company shall supply a replacement quantity of Company Compound at its own cost. Except as otherwise set forth in Sections 7.6, 11.2.1 and 13.2, the obligation to supply such replacement quantity shall be Company’s sole and exclusive liability, and Gilead’s sole and exclusive remedy, for such Non-Conformance.
7.5
Manufacturing Delay; Shortage.
7.5.1
Manufacturing Delays. Each Party shall notify the other Party as promptly as possible in the event of becoming aware of any Manufacturing delay that is likely to adversely affect supply of its Compound as contemplated by this Agreement.
7.5.2
Shortage. In the event that a Party’s Compound is in short supply and such Party reasonably believes that it will not be able to supply quantities in accordance with the Supply Schedule (in the case of Gilead) or as required for the Gilead Arm (in the case of Company), such Party shall provide prompt written notice to the other Party thereof (including the shipments of its Compound hereunder expected to be impacted and the quantity of its Compound that such Party reasonably determines it will be unable to supply) and the Parties shall promptly discuss such situation, including how the quantity of Compound that such Party is able to supply hereunder will be allocated within the Gilead Arm. In such event, the Party experiencing such shortage shall use commercially reasonable efforts to remedy the situation giving rise to such shortage and to take action to minimize the impact of the shortage on the Gilead Arm. Without limiting the foregoing, if either Party fails to supply any quantity(ies) of its Compound in accordance with the Supply Schedule (in the case of Gilead) or as required for the Gilead Arm (in the case of Company), then notwithstanding anything to the contrary in this Agreement, the other Party shall have the right to curtail proportionally the quantity(ies) of its Compound that it supplies for use in the Gilead Arm.
7.6
Stock Recovery. After determining that any event, incident or circumstance has occurred that may result in the need for a stock recovery of any quantity of Compound Delivered hereunder, each Party shall notify the other Party in accordance with the Quality Agreement (mutatis mutandis, in the case of any such event, incident or circumstances that may result in the need for a stock recovery of any quantity of Company Compound Delivered hereunder). Without limiting the foregoing or Section 7.1.4, with respect to any stock recovery of any Compound Delivered hereunder, each Party shall comply with its applicable obligations under the Quality Agreement (mutatis mutandis, in

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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the case of any stock recovery of any Company Compound Delivered hereunder). Company shall bear any costs or expenses incurred by either Party or its Affiliates in connection with any stock recovery of any quantity of any Compound Delivered hereunder, except that Gilead shall bear such costs or expenses to the extent such stock recovery relates to the Gilead Compound (other than due to any Post-Delivery Failure).
ARTICLE 8

CONFIDENTIALITY
8.1
Confidential Information.
8.1.1
At all times during the Term and for a period of [***] years following expiration or termination hereof, the Receiving Party shall and shall cause its officers, directors, employees and agents to (a) keep confidential, in a manner consistent with the Receiving Party’s treatment of its own confidential or proprietary information, but in no event using less than reasonable care, (b) not publish or otherwise disclose, directly or indirectly, except as expressly permitted by the terms of this Agreement, and (c) not use, directly or indirectly, for any purpose other than performing its obligations or exercising its rights under this Agreement or any other written agreement between the Parties (or their respective Affiliates) or evaluating potential future collaborations between the Parties (or their respective Affiliates), in each case ((a) through (c)), any Confidential Information of the Disclosing Party.
8.1.2
Notwithstanding the foregoing, the Receiving Party’s obligations under Section 8.1.1 shall not apply with respect to any Confidential Information of the Disclosing Party to the extent it can be established by the Receiving Party that such Confidential Information:
(a)
is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no breach of this Agreement by the Receiving Party;
(b)
was in the Receiving Party’s possession prior to disclosure by or on behalf of the Disclosing Party under or in connection with this Agreement without any obligation of confidentiality with respect to such information;
(c)
is subsequently received by the Receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information; or
(d)
is independently developed by or for the Receiving Party without reference to or use of the Disclosing Party’s Confidential Information;

provided, however, that clauses (b) and (d) above shall not limit (i) Company’s obligations with respect to the Gilead Project IP, (ii) Gilead’s obligations with respect to the Company Project IP or (iii) either Party’s obligations with respect to the Joint Project IP or the existence or terms of this Agreement. Specific aspects or details of Confidential

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

8.2
Permitted Disclosures. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:
8.2.1
made in response to a valid order of a court of competent jurisdiction or other governmental authority of competent jurisdiction or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party (to the extent permitted by Applicable Law) and given the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or body or, if disclosed, be used only for the purposes for which the order was issued;
8.2.2
reasonably necessary in connection with any submission to or other communication with any Regulatory Authority, institutional review board or ethics committee relating to the Gilead Arm, the Combination Therapy or the Receiving Party’s Compound (other than for the Restricted Purpose); provided, however, that the Receiving Party shall take reasonable measures to assure confidential treatment of such information, to the extent such protection is available;
8.2.3
made pursuant to (a) a public announcement concerning the existence or terms of this Agreement that is made in accordance with Section 8.3 or (b) a publication or public presentation of Clinical Data or Sample Analysis Results that is published or presented in accordance with Section 10.2;
8.2.4
subject to the Disclosing Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed, to a patent authority for purposes of filing or prosecuting Project Patents in a manner consistent with Section 9.2;
8.2.5
to (a) any Affiliate of the Receiving Party or any of its or their employees or contractors, (b) any Gilead Arm sites or investigators, or (c) with the Disclosing Party’s prior written consent (provided, however, that after the first publication of Clinical Data within Joint Project IP in accordance with Section 10.2, such prior written consent shall not be required for disclosure under this clause (c) of Confidential Information of the Disclosing Party consisting of Clinical Data within Joint Project IP (for clarity, even if such Clinical Data was not included in such first publication)), any actual

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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or prospective licensor, licensee or other collaborator of the Receiving Party or any of its Affiliates in connection with the evaluation of or performance under any agreement or potential agreement between the Receiving Party or its applicable Affiliate and such actual or prospective licensor, licensee or other collaborator; provided, however, that in each case ((a), (b) and (c)), (i) without limiting clause (ii) below, such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information that are substantially similar to the obligations of confidentiality and non-use of the Receiving Party under this ARTICLE 8 (provided that the duration of such obligations shall be commercially reasonable under the circumstances) and (ii) the Receiving Party shall be responsible to the Disclosing Party for any unauthorized use or disclosure of such Confidential Information by any such Person; and
8.2.6
to any actual or prospective underwriter, investor, lender, merger partner or acquirer of the Receiving Party, as reasonably necessary in connection with any actual or potential investment, merger or acquisition transaction; provided, however, that (i) without limiting clause (ii) below, such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information that are substantially similar to the obligations of confidentiality and non-use of the Receiving Party under this ARTICLE 8 (provided that the duration of such obligations shall be commercially reasonable under the circumstances) and (ii) the Receiving Party shall be responsible to the Disclosing Party for any unauthorized use or disclosure of such Confidential Information by any such Person.
8.3
Public Announcements. Except as otherwise (a) required by Applicable Law or the rules of any stock exchange on which shares of the Party or its Affiliates are listed or proposed to be listed or (b) permitted under Sections 8.1 and 8.2, neither Party shall make any public announcement concerning the existence or terms of this Agreement without the prior written consent of the other Party. Subject to the foregoing, to the extent a Party desires to make such a public announcement, such Party shall provide the other Party with a draft thereof at least [***] Business Days prior to the date on which such Party would like to make the public announcement.
ARTICLE 9

INTELLECTUAL PROPERTY
9.1
Ownership of Project IP.
9.1.1
Company Project IP. As between the Parties, Company shall own all right, title and interest (including all intellectual property rights) in and to the Company Project IP.
9.1.2
Gilead Project IP. As between the Parties, Gilead shall own all right, title and interest (including all intellectual property rights) in and to the Gilead Project IP.
9.1.3
Joint Project IP.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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(a)
As between the Parties, each Party shall own an undivided, one-half interest in and to the Joint Project IP.
(b)
Subject to Sections 9.1.3(c) and 10.2 and each Party’s obligations of confidentiality and non-use under ARTICLE 8, each Party shall have the right to freely exploit the Joint Project IP in any manner for any purpose (including granting licenses thereunder) without any consent of or accounting of profits (or other financial obligations) to the other Party (and, to the extent any such consent is required by Applicable Law in any jurisdiction, such consent is hereby granted). For those countries where a specific license is required for a joint owner of the Joint Project IP to exploit such Joint Project IP in such countries, (i) Company hereby grants to Gilead a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable through multiple tiers, under Company’s right, title and interest in and to all Joint Project IP to exploit such Joint Project IP in accordance with the terms of this Agreement; and (ii) Gilead hereby grants to Company a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable through multiple tiers, under Gilead’s right, title and interest in and to all Joint Project IP to exploit such Joint Project IP in accordance with the terms of this Agreement.
(c)
Notwithstanding anything to the contrary in this Agreement, unless otherwise agreed by the Parties in writing, neither Party shall use or permit its Affiliates to use (or grant or permit its Affiliates to grant any Third Party any rights to use) (i) any (A) Clinical Data within the Joint Project IP or (B) Sample Analysis Results, in either case ((A) or (B)), for the Restricted Purpose, or (ii) any Joint Project IP for the purpose of developing or commercializing the other Party’s Compound (or, in case of Company as the using, permitting or granting Party, any Biosimilar) or (except as required for conducting the Gilead Arm in accordance with this Agreement and the Protocol) the Combination Therapy (or any other combination of the Gilead Compound (or any Biosimilar) and the Company Compound).
9.1.4
Disclosure of Inventions. Each Party shall promptly disclose to the other Party in writing the conception, generation or other development by or on behalf of such first Party or any of its Affiliates of any invention within the Joint Project Know-How. Gilead shall promptly disclose to Company in writing the conception, generation or other development by or on behalf of Gilead or any of its Affiliates of any invention within the Company Project Know-How. Company shall promptly disclose to Gilead in writing the conception, generation or other development by or on behalf of Company or any of its Affiliates of any invention within the Gilead Project Know-How.
9.1.5
Assignment of Project IP. Each Party (a) shall and does hereby assign (and shall cause its Affiliates and its and their employees and agents to assign) to the other Party, without compensation, such right, title and interest (including all intellectual property rights) in and to any Project Know-How or Project Patent as required to effect the ownership thereof as provided for in this Section 9.1 and (b) at the other Party’s reasonable expense, shall execute such documents and take such other actions reasonably

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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requested by the other Party to protect and enforce the other Party’s rights with respect to any Project Know-How or Project Patent owned by the other Party pursuant to this Section 9.1.
9.2
Project Patent Prosecution.
9.2.1
Company Project IP. As between the Parties, Company shall have the sole right, but no obligation, using counsel of its own choice, to prepare, file, prosecute and maintain Patents within the Company Project IP worldwide, and to be responsible for any related interference, re-issuance, re-examination, review, opposition proceedings and patent term extensions, in each case, at its sole cost and expense.
9.2.2
Gilead Project IP. As between the Parties, Gilead shall have the sole right, but no obligation, using counsel of its own choice, to prepare, file, prosecute and maintain Patents within the Gilead Project IP worldwide, and to be responsible for any related interference, re-issuance, re-examination, review, opposition proceedings and patent term extensions, in each case, at its sole cost and expense.
9.2.3
Joint Project IP.
(a)
Subject to Section 9.2.3(c), Company shall have the first right to prepare, file, prosecute and maintain Joint Project Patents worldwide and to be responsible for any related interference, re-issuance, re-examination or opposition proceedings and patent term extensions; provided, however, that any external counsel used by Company in connection with such activities shall be mutually agreed by the Parties. With respect to any patent application or other material filing or response to be filed or submitted by or on behalf of Company to any patent authority with respect to any Joint Project Patent, Company shall (i) provide Gilead with a draft of such application or other filing or response sufficiently in advance of (and in any event, with respect to any patent application, not later than [***] days prior to) the planned date of filing or submission so as to give Gilead a reasonable opportunity to review and comment, (ii) discuss such draft with Gilead as reasonably requested by Gilead, (iii) not proceed with such filing or submission unless and until such application or other filing or response is approved by Gilead in writing, and (iv) promptly after such filing or submission is made, provide Gilead with a copy of such application or other filing or response as filed or submitted, together with any information relating thereto reasonably requested by Gilead. The Parties shall equally share the expenses associated with preparing, filing, prosecuting and maintaining any Joint Project Patents under this Section 9.2.3(a).
(b)
Without limiting Section 9.2.3(a), (i) Company shall keep Gilead advised of the status and all material steps with regard to the preparation, filing, prosecution and maintenance of any Joint Project Patent, including by promptly providing Gilead with (A) copies of any material communications to or from any patent authority, including any reporting on any patent filing, office action or response, claim amendment or notice of the grant, lapse, revocation, surrender, invalidation or abandonment of any Joint Project Patent,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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and (B) copies of any material communications to or from Company’s patent counsel, including any published patentability search reports, with respect to any Joint Project Patent (provided that Company shall not provide Gilead any such information that is legally privileged unless and until procedures reasonably acceptable to the Parties are in place to protect such privilege), (ii) unless otherwise agreed in writing by Gilead, the disclosure and claims of any patent application with respect to any Joint Project Patent filed or submitted by or on behalf of Company shall be limited to the Combination Therapy (or any other combination of the Gilead Compound (or any Biosimilar) and the Company Compound), and (iii) Gilead shall have the final say with respect to any characterization of the Gilead Compound made in any patent application or other filing or response with respect to any Joint Project Patent filed or submitted by or on behalf of Company.
(c)
In the event that Gilead wishes to file a patent application for a Joint Project Patent in a particular country or jurisdiction and Company does not want to file such patent application in such country or jurisdiction, then Gilead shall have the right (but not the obligation) to file, prosecute and maintain, and if requested by Gilead Company shall in a timely manner provide to Gilead any other information or assistance reasonably requested by Gilead in connection with Gilead’s filing, prosecution or maintenance of, such patent application in such country or jurisdiction. If Company wishes to discontinue the prosecution and maintenance of a Joint Project Patent in a particular country or jurisdiction, then (i) Company shall provide reasonable prior written notice to Gilead thereof (which notice shall be given not later than [***] days prior to the next deadline for any action that must be taken with respect to such Joint Project Patent in any relevant patent office) and (ii) Gilead shall have the right (but not the obligation) to prosecute and maintain, and if requested by Gilead Company shall in a timely manner provide to Gilead any other information or assistance reasonably requested by Gilead in connection with Gilead’s prosecution or maintenance of, such Joint Project Patent in such country or jurisdiction.
9.3
Project IP Enforcement.
9.3.1
Company Project IP. As between the Parties, Company, at its sole cost and expense and using counsel of its own choice, shall have the sole right, but no obligation, to prosecute infringement or misappropriation of and to defend any alleged or threatened assertion of invalidity or unenforceability with respect to Company Project IP.
9.3.2
Gilead Project IP. As between the Parties, Gilead, at its sole cost and expense and using counsel of its own choice, shall have the sole right, but no obligation, to prosecute infringement or misappropriation of and to defend any alleged or threatened assertion of invalidity or unenforceability with respect to Gilead Project IP.
9.3.3
Joint Project IP.
(a)
Each Party shall promptly notify the other in writing of any actual or threatened infringement or misappropriation by a Third Party of any Joint Project IP (“Third Party Infringement”) of which such Party becomes aware.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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(b)
Promptly after any such notice is given, the Parties shall discuss in good faith whether or not to bring an action to seek the removal or prevention of such Third Party Infringement and damages therefor (and, if the Parties will bring such action, which Party will lead as the enforcing Party); provided, however, that neither Party shall bring such an action unless the Parties mutually agree in writing thereto. In connection with any such action, the enforcing Party shall use counsel reasonably acceptable to the non-enforcing Party, and the non-enforcing Party shall be joined as a party plaintiff where necessary and give the enforcing Party reasonable assistance and authority for such action, in each case, at the enforcing Party’s cost and expense (unless otherwise agreed by the Parties).
(c)
In connection with any such action to seek the removal or prevention of any Third Party Infringement, (i) if any Party recovers monetary damages from any Third Party, such recovery shall be allocated first to the reimbursement of any unreimbursed costs and expenses incurred by the Parties in such action pro rata in accordance with the aggregate amounts spent by each Party, and any remaining amounts shall be shared equally by the Parties, unless the Parties agree in writing to a different allocation, and (ii) neither Party shall enter into a settlement or consent judgment or other voluntary final disposition of such action without the consent of the other Party.
9.4
License Grants.
9.4.1
Company License to Gilead. Company hereby grants to Gilead a non-exclusive, worldwide, royalty-free license, with the right to sublicense solely as provided in Section 9.4.3, under any Patent Controlled by Company that claims or covers the Combination Therapy (the “Company Background Patents”) and any Company Project IP, solely for the purposes of (a) conducting the Gilead Arm in accordance with this Agreement and the Protocol, and (b) analyzing samples under the Sample Analysis Plan in accordance therewith. For clarity, Company does not grant Gilead in this Agreement any license under any Company Background Patents or Company Project IP for the Restricted Purpose.
9.4.2
Gilead License to Company. Gilead hereby grants to Company a non-exclusive, worldwide, royalty-free license, with the right to sublicense solely as provided in Section 9.4.3, under any Patent Controlled by Gilead that claims or covers the Combination Therapy (the “Gilead Background Patents”) and any Gilead Project IP, solely for the purposes of (a) conducting the Gilead Arm in accordance with this Agreement and the Protocol, and (b) performing its activities under the Sample Analysis Plan in accordance therewith. For clarity, Gilead does not grant Company in this Agreement any license under any Gilead Background Patents or Gilead Project IP for the Restricted Purpose.
9.4.3
Sublicensing. Each Party shall have the right to grant sublicenses under the license rights granted to such Party in Section 9.4.1 or 9.4.2 solely to such Party’s Affiliates and Subcontractors as necessary to perform such Party’s obligations hereunder.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Any such sublicense shall be granted pursuant to a written agreement that complies with the requirements of Section 2.3.
9.5
No Other Rights. Neither Party grants to the other Party under this Agreement any intellectual property rights or licenses, express or implied, by estoppel or otherwise, other than those rights and licenses expressly granted in this Agreement.
ARTICLE 10

PUBLICATIONS
10.1
Clinical Trial Registry. Company shall register the Gilead Arm with the Clinical Trials Registry located at www.clinicaltrials.gov as well as the EudraCT database (and any other foreign equivalent); provided, however, that the content and wording of any such registration shall be approved by Gilead in writing prior to submission by Company, such approval not to be unreasonably withheld, conditioned or delayed.
10.2
Publications.
10.2.1
Rights to Publish. Company shall have the right to publish or publicly present Clinical Data or Sample Analysis Results (other than Clinical Data within Gilead Project IP) at any time; provided, however, that any such publication or presentation by or on behalf of Company shall be made solely in accordance with the provisions of Section 10.2.2. Gilead shall have the right to publish or publicly present Clinical Data or Sample Analysis Results (other than Clinical Data within Company Project IP) at any time after the earlier of (a) Company’s first publication or public presentation of Clinical Data or Sample Analysis Results and (b) the date that is [***] months after Company first provides to Gilead a draft of the final study report for the Gilead Arm pursuant to Section 4.1.4(c); provided, however, that Gilead shall have the right to publish or publicly present any Clinical Data within Gilead Project IP at any time; and provided, further, that any such publication or presentation by or on behalf of Gilead shall be made solely in accordance with the provisions of Section 10.2.2. Notwithstanding the foregoing, (i) Company shall have the right to disclose or present any Clinical Data or Sample Analysis Results (other than Clinical Data within Gilead Project IP), and (ii) Gilead shall have the right to disclose or present any Clinical Data or Sample Analysis Results (other than Clinical Data within Company Project IP), in each case ((i) and (ii)), at any time in connection with internal meetings of Company or Gilead, as applicable, or otherwise for internal development purposes so long as all persons receiving such Clinical Data or Sample Analysis Results are employees or contractors of Company or Gilead, as applicable, that are subject to obligations of confidentiality and non-use with respect to such Clinical Data or Sample Analysis Results that are substantially similar to the obligations of confidentiality and non-use of Company or Gilead, as applicable, under this ARTICLE 8 (provided that the duration of such obligations shall be commercially reasonable under the circumstances).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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10.2.2
Procedures for Certain Publications. For any publication or presentation of Clinical Data or Sample Analysis Results by or on behalf of a Party (“Publishing Party”), the following terms shall apply:
(a)
At least [***] days prior to submission of any publication, or [***] days prior to submission of any abstract, poster, talk or any other presentation, the Publishing Party shall provide to the other Party (“Non-Publishing Party”) the full text and content of the proposed publication or presentation. Upon written request from the Non-Publishing Party, the Publishing Party shall delay submission for up to an additional [***] days in order to allow for appropriate actions to be taken to preserve patent rights.
(b)
The Publishing Party shall (i) subject to clause (ii) below, give reasonable consideration to any modifications to the publication or presentation proposed by the Non-Publishing Party within the periods mentioned in Section 10.2.2(a), and (ii) implement any modifications to the publication or presentation proposed by the Non-Publishing Party within the periods mentioned in Section 10.2.2(a), to the extent such modifications relate to any statement or conclusion regarding the Non-Publishing Party’s Compound (and, for clarity, shall not submit any publication or presentation containing any statement or conclusion regarding the Non-Publishing Party’s Compound to which the Non-Publishing Party objects within the periods mentioned in Section 10.2.2(a)). The Parties shall work in good faith and in a timely manner to resolve any issue regarding the content for publication or presentation.
(c)
The Publishing Party shall ensure that (i) unless otherwise agreed in writing by Non-Publishing Party, the publication or presentation does not include any Confidential Information of the Non-Publishing Party (other than any Clinical Data or Sample Analysis Results that the Publishing Party has the right to publish or publicly present as provided in Section 10.2.1) and (ii) the publication or presentation conforms to accepted scientific practice and any applicable requirements set forth in the Protocol. In addition, the Publishing Party shall not make (or permit to be made) any publication or presentation of Clinical Data or Sample Analysis Results that could have an adverse impact on the non-Publishing Party’s Compound.
ARTICLE 11

TERM AND TERMINATION
11.1
Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in Section 11.2, shall continue in full force and effect until the later of (a) completion of the patient monitoring period for the Gilead Arm in accordance with the Protocol and (b) Company’s provision to Gilead of the final version of the final study report for the Gilead Arm (the “Term”).
11.2
Termination.
11.2.1
Termination for Material Breach. Either Party may terminate this Agreement effective immediately upon written notice to the other Party, if (a) the other

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Party materially breaches this Agreement and fails to cure such material breach within [***] days after receiving written notice thereof from the terminating Party or (b) the other Party materially breaches this Agreement and such material breach is incapable of cure.
11.2.2
Termination for Patient Safety. If either Party has a reasonable good faith belief, based on its review of the Clinical Data or other relevant information, that the Gilead Arm may unreasonably adversely affect patient safety, such Party shall promptly notify the other Party thereof. Upon receipt of such notice, the Parties shall meet promptly to discuss such matter in good faith and consider any potential modifications to the Gilead Arm to address such safety concern. If the Parties are not able to agree upon such modifications within [***] days after receipt of such notice, then either Party may terminate this Agreement effective immediately upon written notice to the other Party. Notwithstanding the foregoing, if either Party, in its reasonable discretion, believes that the Gilead Arm presents a serious and imminent danger to patients, such Party may terminate this Agreement effective immediately upon written notice to the other Party describing such danger (without any obligation for the Parties discuss such matter for any period of time).
11.2.3
Termination for Regulatory Action. In the event that (a) Company fails to obtain or maintain all Regulatory Approvals necessary for the conduct of the Gilead Arm (other than Manufacturing Approvals for the Gilead Compound) or (b) a Regulatory Authority takes any action or makes any recommendation (i) to suspend or terminate the Gilead Arm, (ii) to require the conduct of additional studies with respect to the Combination Therapy (or any Compound) prior to or in connection with the conduct of the Gilead Arm or (iii) that would prevent one of the Parties from supplying its Compound for the Gilead Arm, the Parties shall meet promptly to discuss such matter in good faith and consider potential steps to address such failure, action or recommendation. If the Parties are not able to agree upon such steps within [***] days after commencement of such discussions, then either Party may terminate this Agreement effective immediately upon written notice to the other Party.
11.2.4
Termination for Change of Control. Either Party may terminate this Agreement upon [***] days’ prior written notice to the other Party, if there is a Change of Control of such other Party or such other Party makes a public announcement that it has entered into a definitive agreement providing for a Change of Control of such other Party.
11.2.5
Termination for Bankruptcy. Either Party may terminate this Agreement effective immediately upon written notice to the other Party, if the other Party files in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for arrangement or for the appointment of a receiver or trustee of the other Party or of its assets, or if the other Party proposes a written agreement of composition of its debts, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] days after the filing thereof, or if the other Party

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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proposes or be a party to any dissolution or liquidation, or if the other Party makes an assignment for the benefit of its creditors.
11.2.6
Termination for Discontinuation of Compound Development or Failure to Materially Supply.
(a)
Either Party may terminate this Agreement upon [***] days’ prior written notice to the other Party, if the terminating Party determines, in its sole discretion, to discontinue all further development or commercialization of its Compound in all territories for all indications.
(b)
Company may terminate this Agreement upon [***] days’ prior written notice to Gilead, if (i) Gilead fails to supply any quantities of the Gilead Compound set forth in the Supply Schedule within [***] days after the applicable delivery date set forth in the Supply Schedule, where such failure results in the inability to materially perform the Gilead Arm, (ii) Company provides Gilead written notice of such failure and resulting inability, and (iii) Gilead fails to supply the applicable quantities within [***] days after receiving such written notice from Company.
11.2.7
Termination for Delayed Initiation of Gilead Arm. Gilead may terminate this Agreement upon [***] days’ prior written notice to Company, if the first visit of the first patient in the Gilead Arm has not occurred by [***].
11.3
Effects of Termination.
11.3.1
Wind-down. In the event of any termination of this Agreement, (a) Company shall be responsible for an orderly wind-down of the Gilead Arm in a manner medically appropriate to safely transition subjects, and (b) each Party shall be solely responsible for its internal and external costs and expenses in connection with such wind-down, except that if this Agreement is terminated pursuant to Section 11.2.1 or 11.2.5 then the non-terminating Party shall reimburse the terminating Party’s internal and external costs and expenses in connection with such wind-down, or by Gilead pursuant to Section 11.2.6(a) or Company pursuant to Section 11.2.6(b), then Gilead shall reimburse the Company’s internal and external costs and expenses in connection with such wind-down.
11.3.2
Return or Destruction of Gilead Compound. Upon any expiration or termination of this Agreement, Company shall, at Company’s sole cost and expense, promptly return to Gilead or destroy, as requested by Gilead in its sole discretion, any unused Gilead Compound in Company’s possession or under Company’s control; provided, however, that if this Agreement is terminated by Company pursuant to Section 11.2.1 or 11.2.5 or by Gilead pursuant to Section 11.2.6(a) or Company pursuant to Section 11.2.6(b), then such return or destruction shall be at Gilead’s cost and expense. If Gilead requests that Company destroy any unused Gilead Compound, then Company shall provide Gilead written certification of such destruction.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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11.3.3
Post-Study Access. Upon any termination of this Agreement, the Parties shall coordinate to provide any post-study access required by a Regulatory Authority or for the orderly wind-down of the Gilead Arm in a manner medically appropriate to safely transition subjects (“Post-Study Access”) in accordance with the Protocol, which Post-Study Access shall be provided in accordance with all applicable terms of this Agreement as provided in Section 11.3.4.
11.3.4
Survival. Upon any expiration or termination of this Agreement:
(a)
the provisions of Sections 2.3, 3.2, 9.4, 12.1.5 and 12.2 (and Schedule 12.2) and ARTICLE 4, ARTICLE 6 and ARTICLE 7 shall continue to apply (and shall survive as necessary to continue to apply) to any wind-down or other post-expiration or post-termination Gilead Arm-related activities conducted in accordance with this Agreement or any quantities of Compound supplied under this Agreement prior to such expiration or termination or in connection with such wind-down or other post-expiration or post-termination Gilead Arm-related activities; provided, however, that except as provided in Section 11.3.3, neither Party shall have any obligation to supply or use any efforts to supply any additional quantities of its Compound after such expiration or termination; and
(b)
without limiting clause (a) above, Sections 2.3 (last sentence), 2.4, 4.1.4, 4.2.4, 4.3, 4.4, 4.5, 4.6, 5.1 (last three sentences, for so long as the applicable provisions of the Pharmacovigilance Agreement remain in effect), 7.2.3(a) (subject to Section 11.3.2), 11.3 and 12.3, ARTICLE 6 (to the extent relating to any costs or payments incurred or made prior to termination or in connection with any wind-down or other post-expiration or post-termination Gilead Arm-related activities conducted in accordance with this Agreement), ARTICLE 8, ARTICLE 9 (excluding Section 9.4, except as provided in clause (a) above), ARTICLE 10, ARTICLE 13 and ARTICLE 14, any applicable definitions of any capitalized terms and any other provision of this Agreement that by its terms or operation is intended by the Parties to survive expiration or termination of this Agreement, in each case, shall survive such expiration or termination and remain in effect for the survival period provided for therein (or, if no survival period is provided for therein, indefinitely).
11.3.5
No Prejudice. Expiration or termination of this Agreement shall be without prejudice to any claim or right of action of either Party against the other Party for any prior breach of this Agreement.
11.3.6
Return of Confidential Information. Subject to Section 11.3.2, upon any expiration or termination of this Agreement, if requested by a Party in writing, the non-requesting Party shall either, at the non-requesting Party’s option: (a) promptly destroy all copies of the requesting Party’s Confidential Information in the possession or under the control of the non-requesting Party and confirm such destruction in writing to the requesting Party or (b) promptly deliver to the requesting Party, at the requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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or under the control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain (i) such Confidential Information to the extent reasonably necessary for purposes of exercising any surviving rights or performing any surviving obligations hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (ii) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures; provided, for clarity, that all retained Confidential Information shall continue to be subject to the provisions of Sections 8.1 and 8.2 for the period set forth in Section 8.1.1.
ARTICLE 12

REPRESENTATIONS AND WARRANTIES; DISCLAIMERS
12.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Effective Date, and covenants to the other Party, that:
12.1.1
it is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement;
12.1.2
its execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate such Party’s charter documents, bylaws, or other organizational documents or any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party;
12.1.3
this Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity);
12.1.4
it is not under any obligation, contractual or otherwise, to any Person that conflicts with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder; and
12.1.5
(a) neither such Party nor any of its Affiliates has been debarred or is subject to debarment pursuant to Section 306 of the FFDCA or any similar provision of other Applicable Law, and neither such Party nor any of its Affiliates will use in any capacity, in connection with the performance of activities under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or any similar provision of other Applicable Law, or who is the subject of a conviction described in such section or any similar provision of other Applicable Law; and (b) such Party shall inform the other Party in writing promptly if it or any of its Affiliates or any Person who is

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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performing any of such Party’s activities under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FFDCA or any similar provision of other Applicable Law, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party’s knowledge, is threatened, relating to the debarment or conviction under Section 306 of the FFDCA or any similar provision of other Applicable Law of such Party or any of its Affiliates or any Person who is performing any of such Party’s activities under this Agreement.
12.2
Anti-Corruption. Each Party makes the representations, warranties and covenants, and shall comply with its obligations, set forth in Schedule 12.2.
12.3
DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY (AND EACH PARTY EXPRESSLY DISCLAIMS ALL) WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ITS COMPOUND.
ARTICLE 13

INSURANCE; INDEMNIFICATION; LIMITATION OF LIABILITY
13.1
Insurance. Each Party shall maintain a policy or program of insurance or self-insurance in compliance with Applicable Law and at levels sufficient to support the indemnification obligations assumed in this Agreement. Upon request, a Party shall provide evidence of such insurance to the other Party.
13.2
Indemnification.
13.2.1
Indemnification by Company. Company shall defend, indemnify and hold harmless Gilead, its Affiliates, and its and their employees, directors and agents from and against any liabilities, losses, damages, costs or expenses (including reasonable attorneys’ fees and expenses) (“Liabilities”) incurred by them in connection with any claim, proceeding or investigation by a Third Party (“Third Party Claim”) arising out of this Agreement or the Study, except to the extent such Liabilities were (a) directly caused by (i) negligence or willful misconduct on the part of Gilead (or any of its Affiliates, or its and their employees, directors or agents), (ii) Gilead’s breach of this Agreement, (iii) a violation of Applicable Law by Gilead, or (iv) any personal injury or death to any patient in the Gilead Arm to the extent resulting from the administration of the Gilead Compound to such patient in the Gilead Arm in accordance with the Protocol and (b) not caused by (i) negligence or willful misconduct on the part of Company (or any of its Affiliates, or its or their employees, directors or agents), (ii) Company’s breach of this Agreement, (iii) any violation of Applicable Law by Company, (iv) any personal injury or death to any patient in the Study to the extent resulting from the administration of the Company Compound (or any other compound other than the Gilead Compound) to such patient in the Study or (v) any Post-Delivery Failure.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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13.2.2
Indemnification by Gilead. Gilead shall defend, indemnify and hold harmless Company, its Affiliates, and its and their employees, directors and agents from and against any Liabilities incurred by them in connection with any Third Party Claim to the extent such Liabilities were (a) directly caused by (i) negligence or willful misconduct on the part of Gilead (or any of its Affiliates, or its and their employees, directors or agents), (ii) Gilead’s breach of this Agreement, (iii) a violation of Applicable Law by Gilead, or (iv) any personal injury or death to any patient in the Gilead Arm to the extent resulting from the administration of the Gilead Compound to such patient in the Gilead Arm in accordance with the Protocol and (b) not caused by (i) negligence or willful misconduct on the part of Company (or any of its Affiliates, or its or their employees, directors or agents), (ii) Company’s breach of this Agreement, (iii) any violation of Applicable Law by Company, (iv) any personal injury or death to any patient in the Study to the extent resulting from the administration of the Company Compound (or any other compound other than the Gilead Compound) to such patient in the Study or (v) any Post-Delivery Failure.
13.2.3
Procedure. The Party claiming indemnity under this Section 13.2 (the “Indemnified Party”) shall give written notice to the other Party (the “Indemnifying Party”) promptly after learning of the applicable Third Party Claim. The Indemnifying Party’s obligation to defend, indemnify, and hold harmless under this Section 13.2 shall be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in prejudice to the Indemnifying Party. At its option, the Indemnifying Party may assume the defense of the applicable Third Party Claim by giving written notice to the Indemnified Party within [***] days after receipt of the notice thereof. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense. The Indemnifying Party shall not settle any Third Party Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed, unless the settlement involves only the payment of money. The Indemnified Party shall not settle any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, if the Indemnifying Party does not assume and conduct the defense of the Third Party Claim as provided above, (a) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnified Party reserves any right it may have under this Section 13.2 to obtain indemnification from the Indemnifying Party.
13.3
LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITIES, ARISING OUT

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT (A) A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 13.2, (B) A PARTY’S LIABILITY FOR BREACH OF ANY OF ITS OBLIGATIONS UNDER ARTICLE 8 OR ARTICLE 9, OR (C) COMPANY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 4.1.2(B) OR 7.2.3(a)(i).
ARTICLE 14

MISCELLANEOUS
14.1
Use of Names.
14.1.1
In General. Except as otherwise required by Applicable Law or the rules of any stock exchange on which shares of the Party or its Affiliates are listed or proposed to be listed, neither Party shall have any right (express or implied) hereunder to use in any manner the name or other designation of the other Party or any other trade name, trademark or logo of the other Party in any publicity, promotion, press release or similar public announcement, without the other Party’s prior written consent; provided, however, that this Section 14.1.1 is not intended and shall not be construed to restrict either Party from making any disclosure identifying the other Party to the extent reasonably required to exercise its other rights or perform its other obligations under this Agreement.
14.1.2
Use in Scientific Publications. Consistent with applicable copyright and other laws, each Party may use, refer to and disseminate reprints of scientific, medical and other published articles and materials from journals, conferences or symposia relating to the Study that use or disclose the name of the other Party; provided, however, that such use and disclosure does not constitute an endorsement of any commercial product or service by the other Party.
14.2
Force Majeure. Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and such Party promptly provides written notice of the Force Majeure to the other Party. Such excuse shall continue for so long, but only for so long, as the condition constituting a Force Majeure continues, and the affected Party shall use reasonable efforts to resume performance as soon as possible. “Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of the affected Party and consists of an act of God, governmental acts or restrictions, war, civil commotion, labor strike or lock-out, pandemic, flood, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.
14.3
Governing Law; Dispute Resolution.
14.3.1
Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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any conflicts of law principles that would require the application of the law of a jurisdiction outside the State of New York. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Subject to Section 14.3.2, any dispute, claim or controversy arising out of or related to this Agreement shall be brought exclusively before the U.S. District Court for the Southern District of New York and each Party hereby irrevocably consents to the jurisdiction and venue of such court.
14.3.2
Dispute Resolution. Any dispute arising out of or related to this Agreement, including any dispute regarding the validity, termination, performance or breach hereof, but excluding (a) any disagreement regarding any Non-Conformance or other quality matter with respect to Gilead Compound under the Quality Agreement (which, for clarity, shall be governed by the applicable disagreement resolution mechanism set forth in the Quality Agreement) or (b) any dispute regarding any pharmacovigilance matter under the Pharmacovigilance Agreement (which, for clarity, shall be governed by the applicable dispute resolution mechanism set forth in the Pharmacovigilance Agreement) (“Dispute”), shall be resolved, if possible, through good faith negotiations between the Parties. If the Parties are unable to resolve any Dispute within [***] days after the first discussions relating thereto, then such Dispute shall be referred to the Senior Executives, who shall in good faith attempt to resolve such Dispute. Any resolution agreed in writing by the Senior Executives shall be final and binding on the Parties. Any negotiations pursuant to this Section 14.3.2 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Senior Executives cannot resolve such Dispute within [***] days after referral to them, then either Party shall have the right to pursue any and all remedies available at law or equity, consistent with Section 14.3.1. Notwithstanding any other provision of this Agreement, the Parties shall be entitled to seek equitable relief, including injunction or specific performance, as a remedy for any breach or threatened breach of this Agreement, in the U.S. District Court for the Southern District of New York without first having complied with the procedures set forth in this Section 14.3.2. Such remedies shall not be deemed to be the exclusive remedies for a breach (or threatened breach) of this Agreement but shall be in addition to all other remedies available at law or equity.
14.4
Equitable Remedies. Notwithstanding anything to the contrary in this Agreement, a Party may seek an injunction or other injunctive relief from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage on a provisional basis. If either Party (a) breaches any of its obligations under ARTICLE 8 or ARTICLE 9 or (b) otherwise materially breaches this Agreement and such material breach could cause immediate harm to the non-breaching Party, the non-breaching Party shall be entitled to seek preliminary and permanent injunctive relief or other equitable relief, without the necessity of proving irreparable injury or actual damages or waiting for the conclusion of dispute resolution procedures under Section 14.3.2 or otherwise and without the necessity of posting a bond.
14.5
Notices. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally or sent by electronic transmission

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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(with confirmation of transmission) or internationally-recognized overnight courier addressed as follows:

If to Company, to:

IDEAYA Biosciences, Inc.

5000 Shoreline Ct., Suite 300

South San Francisco, CA 94080

Attention: Legal Department

Email: legal@ideayabio.com

If to Gilead, to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

Attention: Alliance Management

Email: alliancemgt@gilead.com

With a copy to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

Attention: General Counsel

Email: generalcounsel@gilead.com

14.6
Entire Agreement; Modification. This Agreement, together with the Pharmacovigilance Agreement and the Quality Agreement, constitutes the sole, full and complete agreement by and between the Parties with respect to the subject matter hereof and thereof, and, with the exception of the 2023 Agreement together with the Pharmacovigilance Agreement and Quality Agreement associated with it, which, for clarity, shall each remain in full force and effect in accordance with their respective terms, all prior agreements, understandings, promises and representations, whether written or oral, with respect to such subject matter are superseded by this Agreement. Subject to Section 4.1.1 regarding amendments to the Protocol or Statistical Analysis Plan, no amendment or modification to this Agreement shall be effective unless in writing and signed by the Parties.
14.7
Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. In lieu of the illegal, invalid or unenforceable provision, the Parties shall negotiate in good faith to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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14.8
Assignment. Subject to Section 2.3, neither Party shall assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party; provided, however, that without such consent, either Party may assign this Agreement, together with all of its rights and obligations hereunder, to (a) any Affiliate of such Party or (b) to any acquirer of such Party or all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, consolidation, sale of stock, sale of assets or otherwise), provided that such Affiliate or acquirer agrees in writing for the benefit of the non-assigning Party to be bound by all of the assigning Party’s obligations under this Agreement. Any assignment in violation of this Section 14.8 shall be null and void.
14.9
No Additional Obligations. Gilead and Company have no obligation to renew this Agreement or apply this Agreement to any clinical trial other than the Gilead Arm. Except as expressly contemplated in this Agreement with respect to the Pharmacovigilance Agreement and the Quality Agreement, neither Party is under any obligation to enter into any other agreement with the other Party at this time or in the future.
14.10
Relationship of the Parties. The relationship between the Parties is and shall be that of independent contractors and does not and shall not constitute a partnership, joint venture, agency or fiduciary relationship. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or take any actions, which are binding on the other Party, except with the prior written consent of the other Party to do so. All Persons employed by a Party shall be the employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.
14.11
Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other failure or breach by such other Party whether of a similar nature or otherwise. Except as otherwise expressly provided in this Agreement, the rights and remedies provided in this Agreement are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available.
14.12
Counterparts and Due Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Agreement may be executed by electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.
14.13
Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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shall be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, such number, unless otherwise specified, refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation” or like expression. The term “will” as used in this Agreement means shall. References to “Article,” “Section”, “Appendix” or “Schedule” are references to the numbered sections of this Agreement and the appendices and schedules attached to this Agreement, unless expressly stated otherwise. Except where the context otherwise requires, references to this “Agreement” shall include the appendices attached to this Agreement and references to any other agreement, instrument or document refer to such agreement, instrument or document as originally executed or, if subsequently amended or supplemented, as so amended or supplemented and in effect at the relevant time of reference thereto. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

[Remainder of page intentionally left blank.]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.4

Execution Copy

IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Agreement as of the Effective Date.

GILEAD SCIENCES, INC. By:___ /s/ Hiro Koizumi________________ Name: Hiro Koizumi Title: Vice President, Alliance Management	IDEAYA BIOSCIENCES, INC. By:___ /s/ Doug Snyder________________ Name: Doug Snyder Title: General Counsel

[Signature Page to Clinical Study Collaboration and Supply Agreement]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix A

PROTOCOL SYNOPSIS

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Appendix B

CLINICAL DATA SHARING PLAN

[***]

1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Appendix C

MODEL CLAUSES

SECTION I

Clause 1

Purpose and scope

(a) The purpose of these standard contractual clauses is to ensure compliance with the requirements of Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (General Data Protection Regulation) for the transfer of personal data to a third country.

(b) The Parties:

(i) the natural or legal person(s), public authority/ies, agency/ies or other body/ies (hereinafter ‘entity/ies’) transferring the personal data, as listed in Annex I.A (hereinafter each ‘data exporter’), and

(ii) the entity/ies in a third country receiving the personal data from the data exporter, directly or indirectly via another entity also Party to these Clauses, as listed in Annex I.A (hereinafter each ‘data importer’)

have agreed to these standard contractual clauses (hereinafter: ‘Clauses’).

(c) These Clauses apply with respect to the transfer of personal data as specified in Annex I.B.

(d) The Appendix to these Clauses containing the Annexes referred to therein forms an integral part of these Clauses.

Clause 2

Effect and invariability of the Clauses

(a) These Clauses set out appropriate safeguards, including enforceable data subject rights and effective legal remedies, pursuant to Article 46(1) and Article 46(2)(c) of Regulation (EU) 2016/679 and, with respect to data transfers from controllers to processors and/or processors to processors, standard contractual clauses pursuant to Article 28(7) of Regulation (EU) 2016/679, provided they are not modified, except to select the appropriate Module(s) or to add or update information in the Appendix. This does not prevent the Parties from including the standard contractual clauses laid down in these Clauses in a wider contract and/or to add other clauses or additional safeguards, provided that they do not contradict, directly or indirectly, these Clauses or prejudice the fundamental rights or freedoms of data subjects.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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(b) These Clauses are without prejudice to obligations to which the data exporter is subject by virtue of Regulation (EU) 2016/679.

Clause 3

Third-party beneficiaries

(a) Data subjects may invoke and enforce these Clauses, as third-party beneficiaries, against the data exporter and/or data importer, with the following exceptions:

(i) Clause 1, Clause 2, Clause 3, Clause 6, Clause 7;

(ii) Clause 8.5 (e) and Clause 8.9(b);

(iii) N/A

(iv) Clause 12(a) and (d);

(v) Clause 13;

(vi) Clause 15.1(c), (d) and (e);

(vii) Clause 16(e);

(viii) Clause 18(a) and (b).

(b) Paragraph (a) is without prejudice to rights of data subjects under Regulation (EU) 2016/679.

Clause 4

Interpretation

(a) Where these Clauses use terms that are defined in Regulation (EU) 2016/679, those terms shall have the same meaning as in that Regulation.

(b) These Clauses shall be read and interpreted in the light of the provisions of Regulation (EU) 2016/679.

(c) These Clauses shall not be interpreted in a way that conflicts with rights and obligations provided for in Regulation (EU) 2016/679.

Clause 5

Hierarchy

In the event of a contradiction between these Clauses and the provisions of related agreements between the Parties, existing at the time these Clauses are agreed or entered into thereafter, these Clauses shall prevail.

Clause 6

Description of the transfer(s)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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The details of the transfer(s), and in particular the categories of personal data that are transferred and the purpose(s) for which they are transferred, are specified in Annex I.B.

Clause 7 – Optional

Docking clause

(a) An entity that is not a Party to these Clauses may, with the agreement of the Parties, accede to these Clauses at any time, either as a data exporter or as a data importer, by completing the Appendix and signing Annex I.A.

(b) Once it has completed the Appendix and signed Annex I.A, the acceding entity shall become a Party to these Clauses and have the rights and obligations of a data exporter or data importer in accordance with its designation in Annex I.A.

(c) The acceding entity shall have no rights or obligations arising under these Clauses from the period prior to becoming a Party.

SECTION II – OBLIGATIONS OF THE PARTIES

Clause 8

Data protection safeguards

The data exporter warrants that it has used reasonable efforts to determine that the data importer is able, through the implementation of appropriate technical and organisational measures, to satisfy its obligations under these Clauses.

8.1 Purpose limitation

The data importer shall process the personal data only for the specific purpose(s) of the transfer, as set out in Annex I.B. It may only process the personal data for another purpose:

(i) where it has obtained the data subject’s prior consent;

(ii) where necessary for the establishment, exercise or defence of legal claims in the context of specific administrative, regulatory or judicial proceedings; or

(iii) where necessary in order to protect the vital interests of the data subject or of another natural person.

8.2 Transparency

(a) In order to enable data subjects to effectively exercise their rights pursuant to Clause 10, the data importer shall inform them, either directly or through the data exporter:

(i) of its identity and contact details;

(ii) of the categories of personal data processed;

(iii) of the right to obtain a copy of these Clauses;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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(iv) where it intends to onward transfer the personal data to any third party/ies, of the recipient or categories of recipients (as appropriate with a view to providing meaningful information), the purpose of such onward transfer and the ground therefore pursuant to Clause 8.7.

(b) Paragraph (a) shall not apply where the data subject already has the information, including when such information has already been provided by the data exporter, or providing the information proves impossible or would involve a disproportionate effort for the data importer. In the latter case, the data importer shall, to the extent possible, make the information publicly available.

(c) On request, the Parties shall make a copy of these Clauses, including the Appendix as completed by them, available to the data subject free of charge. To the extent necessary to protect business secrets or other confidential information, including personal data, the Parties may redact part of the text of the Appendix prior to sharing a copy, but shall provide a meaningful summary where the data subject would otherwise not be able to understand its content or exercise his/her rights. On request, the Parties shall provide the data subject with the reasons for the redactions, to the extent possible without revealing the redacted information.

(d) Paragraphs (a) to (c) are without prejudice to the obligations of the data exporter under Articles 13 and 14 of Regulation (EU) 2016/679.

8.3 Accuracy and data minimisation

(a) Each Party shall ensure that the personal data is accurate and, where necessary, kept up to date. The data importer shall take every reasonable step to ensure that personal data that is inaccurate, having regard to the purpose(s) of processing, is erased or rectified without delay.

(b) If one of the Parties becomes aware that the personal data it has transferred or received is inaccurate, or has become outdated, it shall inform the other Party without undue delay.

(c) The data importer shall ensure that the personal data is adequate, relevant and limited to what is necessary in relation to the purpose(s) of processing.

8.4 Storage limitation

The data importer shall retain the personal data for no longer than necessary for the purpose(s) for which it is processed. It shall put in place appropriate technical or organisational measures to ensure compliance with this obligation, including erasure or anonymisation of the data and all back-ups at the end of the retention period.

8.5 Security of processing

(a) The data importer and, during transmission, also the data exporter shall implement appropriate technical and organisational measures to ensure the security of the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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personal data, including protection against a breach of security leading to accidental or unlawful destruction, loss, alteration, unauthorised disclosure or access (hereinafter ‘personal data breach’). In assessing the appropriate level of security, they shall take due account of the state of the art, the costs of implementation, the nature, scope, context and purpose(s) of processing and the risks involved in the processing for the data subject. The Parties shall in particular consider having recourse to encryption or pseudonymisation, including during transmission, where the purpose of processing can be fulfilled in that manner.

(b) The Parties have agreed on the technical and organisational measures set out in Annex II. The data importer shall carry out regular checks to ensure that these measures continue to provide an appropriate level of security.

(c) The data importer shall ensure that persons authorised to process the personal data have committed themselves to confidentiality or are under an appropriate statutory obligation of confidentiality.

(d) In the event of a personal data breach concerning personal data processed by the data importer under these Clauses, the data importer shall take appropriate measures to address the personal data breach, including measures to mitigate its possible adverse effects.

(e) In case of a personal data breach that is likely to result in a risk to the rights and freedoms of natural persons, the data importer shall without undue delay notify both the data exporter and the competent supervisory authority pursuant to Clause 13. Such notification shall contain i) a description of the nature of the breach (including, where possible, categories and approximate number of data subjects and personal data records concerned), ii) its likely consequences, iii) the measures taken or proposed to address the breach, and iv) the details of a contact point from whom more information can be obtained. To the extent it is not possible for the data importer to provide all the information at the same time, it may do so in phases without undue further delay.

(f) In case of a personal data breach that is likely to result in a high risk to the rights and freedoms of natural persons, the data importer shall also notify without undue delay the data subjects concerned of the personal data breach and its nature, if necessary in cooperation with the data exporter, together with the information referred to in paragraph (e), points ii) to iv), unless the data importer has implemented measures to significantly reduce the risk to the rights or freedoms of natural persons, or notification would involve disproportionate efforts. In the latter case, the data importer shall instead issue a public communication or take a similar measure to inform the public of the personal data breach.

(g) The data importer shall document all relevant facts relating to the personal data breach, including its effects and any remedial action taken, and keep a record thereof.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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8.6 Sensitive data

Where the transfer involves personal data revealing racial or ethnic origin, political opinions, religious or philosophical beliefs, or trade union membership, genetic data, or biometric data for the purpose of uniquely identifying a natural person, data concerning health or a person’s sex life or sexual orientation, or data relating to criminal convictions or offences (hereinafter ‘sensitive data’), the data importer shall apply specific restrictions and/or additional safeguards adapted to the specific nature of the data and the risks involved. This may include restricting the personnel permitted to access the personal data, additional security measures (such as pseudonymisation) and/or additional restrictions with respect to further disclosure.

8.7 Onward transfers

The data importer shall not disclose the personal data to a third party located outside the European Union (in the same country as the data importer or in another third country, hereinafter ‘onward transfer’) unless the third party is or agrees to be bound by these Clauses, under the appropriate Module. Otherwise, an onward transfer by the data importer may only take place if:

(i) it is to a country benefitting from an adequacy decision pursuant to Article 45 of Regulation (EU) 2016/679 that covers the onward transfer;

(ii) the third party otherwise ensures appropriate safeguards pursuant to Articles 46 or 47 of Regulation (EU) 2016/679 with respect to the processing in question;

(iii) the third party enters into a binding instrument with the data importer ensuring the same level of data protection as under these Clauses, and the data importer provides a copy of these safeguards to the data exporter;

(iv) it is necessary for the establishment, exercise or defence of legal claims in the context of specific administrative, regulatory or judicial proceedings;

(v) it is necessary in order to protect the vital interests of the data subject or of another natural person; or

(vi) where none of the other conditions apply, the data importer has obtained the explicit consent of the data subject for an onward transfer in a specific situation, after having informed him/her of its purpose(s), the identity of the recipient and the possible risks of such transfer to him/her due to the lack of appropriate data protection safeguards. In this case, the data importer shall inform the data exporter and, at the request of the latter, shall transmit to it a copy of the information provided to the data subject.

Any onward transfer is subject to compliance by the data importer with all the other safeguards under these Clauses, in particular purpose limitation.

8.8 Processing under the authority of the data importer

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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The data importer shall ensure that any person acting under its authority, including a processor, processes the data only on its instructions.

8.9 Documentation and compliance

(a) Each Party shall be able to demonstrate compliance with its obligations under these Clauses. In particular, the data importer shall keep appropriate documentation of the processing activities carried out under its responsibility.

(b) The data importer shall make such documentation available to the competent supervisory authority on request.

Clause 9

Use of sub-processors

N/A

Clause 10

Data subject rights

(a) The data importer, where relevant with the assistance of the data exporter, shall deal with any enquiries and requests it receives from a data subject relating to the processing of his/her personal data and the exercise of his/her rights under these Clauses without undue delay and at the latest within one month of the receipt of the enquiry or request. The data importer shall take appropriate measures to facilitate such enquiries, requests and the exercise of data subject rights. Any information provided to the data subject shall be in an intelligible and easily accessible form, using clear and plain language.

(b) In particular, upon request by the data subject the data importer shall, free of charge:

(i) provide confirmation to the data subject as to whether personal data concerning him/her is being processed and, where this is the case, a copy of the data relating to him/her and the information in Annex I; if personal data has been or will be onward transferred, provide information on recipients or categories of recipients (as appropriate with a view to providing meaningful information) to which the personal data has been or will be onward transferred, the purpose of such onward transfers and their ground pursuant to Clause 8.7; and provide information on the right to lodge a complaint with a supervisory authority in accordance with Clause 12(c)(i);

(ii) rectify inaccurate or incomplete data concerning the data subject;

(iii) erase personal data concerning the data subject if such data is being or has been processed in violation of any of these Clauses ensuring third-party beneficiary rights, or if the data subject withdraws the consent on which the processing is based.

(c) Where the data importer processes the personal data for direct marketing purposes, it shall cease processing for such purposes if the data subject objects to it.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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(d) The data importer shall not make a decision based solely on the automated processing of the personal data transferred (hereinafter ‘automated decision’), which would produce legal effects concerning the data subject or similarly significantly affect him/her, unless with the explicit consent of the data subject or if authorised to do so under the laws of the country of destination, provided that such laws lays down suitable measures to safeguard the data subject’s rights and legitimate interests. In this case, the data importer shall, where necessary in cooperation with the data exporter:

(i) inform the data subject about the envisaged automated decision, the envisaged consequences and the logic involved; and

(ii) implement suitable safeguards, at least by enabling the data subject to contest the decision, express his/her point of view and obtain review by a human being.

(e) Where requests from a data subject are excessive, in particular because of their repetitive character, the data importer may either charge a reasonable fee taking into account the administrative costs of granting the request or refuse to act on the request.

(f) The data importer may refuse a data subject’s request if such refusal is allowed under the laws of the country of destination and is necessary and proportionate in a democratic society to protect one of the objectives listed in Article 23(1) of Regulation (EU) 2016/679.

(g) If the data importer intends to refuse a data subject’s request, it shall inform the data subject of the reasons for the refusal and the possibility of lodging a complaint with the competent supervisory authority and/or seeking judicial redress.

Clause 11

Redress

(a) The data importer shall inform data subjects in a transparent and easily accessible format, through individual notice or on its website, of a contact point authorised to handle complaints. It shall deal promptly with any complaints it receives from a data subject.

(b) In case of a dispute between a data subject and one of the Parties as regards compliance with these Clauses, that Party shall use its best efforts to resolve the issue amicably in a timely fashion. The Parties shall keep each other informed about such disputes and, where appropriate, cooperate in resolving them.

(c) Where the data subject invokes a third-party beneficiary right pursuant to Clause 3, the data importer shall accept the decision of the data subject to:

(i) lodge a complaint with the supervisory authority in the Member State of his/her habitual residence or place of work, or the competent supervisory authority pursuant to Clause 13;

(ii) refer the dispute to the competent courts within the meaning of Clause 18.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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(d) The Parties accept that the data subject may be represented by a not-for-profit body, organisation or association under the conditions set out in Article 80(1) of Regulation (EU) 2016/679.

(e) The data importer shall abide by a decision that is binding under the applicable EU or Member State law.

(f) The data importer agrees that the choice made by the data subject will not prejudice his/her substantive and procedural rights to seek remedies in accordance with applicable laws.

Clause 12

Liability

(a) Each Party shall be liable to the other Party/ies for any damages it causes the other Party/ies by any breach of these Clauses.

(b) Each Party shall be liable to the data subject, and the data subject shall be entitled to receive compensation, for any material or non-material damages that the Party causes the data subject by breaching the third-party beneficiary rights under these Clauses. This is without prejudice to the liability of the data exporter under Regulation (EU) 2016/679.

(c) Where more than one Party is responsible for any damage caused to the data subject as a result of a breach of these Clauses, all responsible Parties shall be jointly and severally liable and the data subject is entitled to bring an action in court against any of these Parties.

(d) The Parties agree that if one Party is held liable under paragraph (c), it shall be entitled to claim back from the other Party/ies that part of the compensation corresponding to its/their responsibility for the damage.

(e) The data importer may not invoke the conduct of a processor or sub-processor to avoid its own liability.

Clause 13

Supervision

(a)
[Where the data exporter is established in an EU Member State:] The supervisory authority with responsibility for ensuring compliance by the data exporter with Regulation (EU) 2016/679 as regards the data transfer, as indicated in Annex I.C, shall act as competent supervisory authority.

[Where the data exporter is not established in an EU Member State, but falls within the territorial scope of application of Regulation (EU) 2016/679 in accordance with its Article 3(2) and has appointed a representative pursuant to Article 27(1) of Regulation (EU) 2016/679:] The supervisory authority of the Member State in which the representative within the meaning of Article 27(1) of Regulation (EU) 2016/679 is established, as indicated in Annex I.C, shall act as competent supervisory authority.

[Where the data exporter is not established in an EU Member State, but falls within the territorial scope of application of Regulation (EU) 2016/679 in accordance with its

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Article 3(2) without however having to appoint a representative pursuant to Article 27(2) of Regulation (EU) 2016/679:] The supervisory authority of one of the Member States in which the data subjects whose personal data is transferred under these Clauses in relation to the offering of goods or services to them, or whose behaviour is monitored, are located, as indicated in Annex I.C, shall act as competent supervisory authority.

(b) The data importer agrees to submit itself to the jurisdiction of and cooperate with the competent supervisory authority in any procedures aimed at ensuring compliance with these Clauses. In particular, the data importer agrees to respond to enquiries, submit to audits and comply with the measures adopted by the supervisory authority, including remedial and compensatory measures. It shall provide the supervisory authority with written confirmation that the necessary actions have been taken.

SECTION III – LOCAL LAWS AND OBLIGATIONS IN CASE OF ACCESS BY PUBLIC AUTHORITIES

Clause 14

Local laws and practices affecting compliance with the Clauses

(a) The Parties warrant that they have no reason to believe that the laws and practices in the third country of destination applicable to the processing of the personal data by the data importer, including any requirements to disclose personal data or measures authorising access by public authorities, prevent the data importer from fulfilling its obligations under these Clauses. This is based on the understanding that laws and practices that respect the essence of the fundamental rights and freedoms and do not exceed what is necessary and proportionate in a democratic society to safeguard one of the objectives listed in Article 23(1) of Regulation (EU) 2016/679, are not in contradiction with these Clauses.

(b) The Parties declare that in providing the warranty in paragraph (a), they have taken due account in particular of the following elements:

(i) the specific circumstances of the transfer, including the length of the processing chain, the number of actors involved and the transmission channels used; intended onward transfers; the type of recipient; the purpose of processing; the categories and format of the transferred personal data; the economic sector in which the transfer occurs; the storage location of the data transferred;

(ii) the laws and practices of the third country of destination– including those requiring the disclosure of data to public authorities or authorising access by such authorities – relevant in light of the specific circumstances of the transfer, and the applicable limitations and safeguards;

(iii) any relevant contractual, technical or organisational safeguards put in place to supplement the safeguards under these Clauses, including measures applied during transmission and to the processing of the personal data in the country of destination.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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(c) The data importer warrants that, in carrying out the assessment under paragraph (b), it has made its best efforts to provide the data exporter with relevant information and agrees that it will continue to cooperate with the data exporter in ensuring compliance with these Clauses.

(d) The Parties agree to document the assessment under paragraph (b) and make it available to the competent supervisory authority on request.

(e) The data importer agrees to notify the data exporter promptly if, after having agreed to these Clauses and for the duration of the contract, it has reason to believe that it is or has become subject to laws or practices not in line with the requirements under paragraph (a), including following a change in the laws of the third country or a measure (such as a disclosure request) indicating an application of such laws in practice that is not in line with the requirements in paragraph (a).

(f) Following a notification pursuant to paragraph (e), or if the data exporter otherwise has reason to believe that the data importer can no longer fulfil its obligations under these Clauses, the data exporter shall promptly identify appropriate measures (e.g. technical or organisational measures to ensure security and confidentiality) to be adopted by the data exporter and/or data importer to address the situation. The data exporter shall suspend the data transfer if it considers that no appropriate safeguards for such transfer can be ensured, or if instructed by the competent supervisory authority to do so. In this case, the data exporter shall be entitled to terminate the contract, insofar as it concerns the processing of personal data under these Clauses. If the contract involves more than two Parties, the data exporter may exercise this right to termination only with respect to the relevant Party, unless the Parties have agreed otherwise. Where the contract is terminated pursuant to this Clause, Clause 16(d) and (e) shall apply.

Clause 15

Obligations of the data importer in case of access by public authorities

15.1 Notification

(a) The data importer agrees to notify the data exporter and, where possible, the data subject promptly (if necessary with the help of the data exporter) if it:

(i) receives a legally binding request from a public authority, including judicial authorities, under the laws of the country of destination for the disclosure of personal data transferred pursuant to these Clauses; such notification shall include information about the personal data requested, the requesting authority, the legal basis for the request and the response provided; or

(ii) becomes aware of any direct access by public authorities to personal data transferred pursuant to these Clauses in accordance with the laws of the country of destination; such notification shall include all information available to the importer.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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(b) If the data importer is prohibited from notifying the data exporter and/or the data subject under the laws of the country of destination, the data importer agrees to use its best efforts to obtain a waiver of the prohibition, with a view to communicating as much information as possible, as soon as possible. The data importer agrees to document its best efforts in order to be able to demonstrate them on request of the data exporter.

(c) Where permissible under the laws of the country of destination, the data importer agrees to provide the data exporter, at regular intervals for the duration of the contract, with as much relevant information as possible on the requests received (in particular, number of requests, type of data requested, requesting authority/ies, whether requests have been challenged and the outcome of such challenges, etc.).

(d) The data importer agrees to preserve the information pursuant to paragraphs (a) to (c) for the duration of the contract and make it available to the competent supervisory authority on request.

(e) Paragraphs (a) to (c) are without prejudice to the obligation of the data importer pursuant to Clause 14(e) and Clause 16 to inform the data exporter promptly where it is unable to comply with these Clauses.

15.2 Review of legality and data minimisation

(a) The data importer agrees to review the legality of the request for disclosure, in particular whether it remains within the powers granted to the requesting public authority, and to challenge the request if, after careful assessment, it concludes that there are reasonable grounds to consider that the request is unlawful under the laws of the country of destination, applicable obligations under international law and principles of international comity. The data importer shall, under the same conditions, pursue possibilities of appeal. When challenging a request, the data importer shall seek interim measures with a view to suspending the effects of the request until the competent judicial authority has decided on its merits. It shall not disclose the personal data requested until required to do so under the applicable procedural rules. These requirements are without prejudice to the obligations of the data importer under Clause 14(e).

(b) The data importer agrees to document its legal assessment and any challenge to the request for disclosure and, to the extent permissible under the laws of the country of destination, make the documentation available to the data exporter. It shall also make it available to the competent supervisory authority on request.

(c) The data importer agrees to provide the minimum amount of information permissible when responding to a request for disclosure, based on a reasonable interpretation of the request.

SECTION IV – FINAL PROVISIONS

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Clause 16

Non-compliance with the Clauses and termination

(a) The data importer shall promptly inform the data exporter if it is unable to comply with these Clauses, for whatever reason.

(b) In the event that the data importer is in breach of these Clauses or unable to comply with these Clauses, the data exporter shall suspend the transfer of personal data to the data importer until compliance is again ensured or the contract is terminated. This is without prejudice to Clause 14(f).

(c) The data exporter shall be entitled to terminate the contract, insofar as it concerns the processing of personal data under these Clauses, where:

(i) the data exporter has suspended the transfer of personal data to the data importer pursuant to paragraph (b) and compliance with these Clauses is not restored within a reasonable time and in any event within one month of suspension;

(ii) the data importer is in substantial or persistent breach of these Clauses; or

(iii) the data importer fails to comply with a binding decision of a competent court or supervisory authority regarding its obligations under these Clauses.

In these cases, it shall inform the competent supervisory authority of such non-compliance. Where the contract involves more than two Parties, the data exporter may exercise this right to termination only with respect to the relevant Party, unless the Parties have agreed otherwise.

(d) Personal data that has been transferred prior to the termination of the contract pursuant to paragraph (c) shall at the choice of the data exporter immediately be returned to the data exporter or deleted in its entirety. The same shall apply to any copies of the data. The data importer shall certify the deletion of the data to the data exporter. Until the data is deleted or returned, the data importer shall continue to ensure compliance with these Clauses. In case of local laws applicable to the data importer that prohibit the return or deletion of the transferred personal data, the data importer warrants that it will continue to ensure compliance with these Clauses and will only process the data to the extent and for as long as required under that local law.

(e) Either Party may revoke its agreement to be bound by these Clauses where (i) the European Commission adopts a decision pursuant to Article 45(3) of Regulation (EU) 2016/679 that covers the transfer of personal data to which these Clauses apply; or (ii) Regulation (EU) 2016/679 becomes part of the legal framework of the country to which the personal data is transferred. This is without prejudice to other obligations applying to the processing in question under Regulation (EU) 2016/679.

Clause 17

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Governing law

These Clauses shall be governed by the law of one of the EU Member States, provided such law allows for third-party beneficiary rights. The Parties agree that this shall be the law of Ireland.

Clause 18

Choice of forum and jurisdiction

(a) Any dispute arising from these Clauses shall be resolved by the courts of an EU Member State.

(b) The Parties agree that those shall be the courts of Ireland.

(c) A data subject may also bring legal proceedings against the data exporter and/or data importer before the courts of the Member State in which he/she has his/her habitual residence.

(d) The Parties agree to submit themselves to the jurisdiction of such courts.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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APPENDIX

EXPLANATORY NOTE:

It must be possible to clearly distinguish the information applicable to each transfer or category of transfers and, in this regard, to determine the respective role(s) of the Parties as data exporter(s) and/or data importer(s). This does not necessarily require completing and signing separate appendices for each transfer/category of transfers and/or contractual relationship, where this transparency can achieved through one appendix. However, where necessary to ensure sufficient clarity, separate appendices should be used.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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ANNEX I

A. LIST OF PARTIES

Data exporter(s): [Identity and contact details of the data exporter(s) and, where applicable, of its/their data protection officer and/or representative in the European Union]

Name: ___________________________________________

Address: _________________________________________

Contact person’s name, position and contact details: _________________________

___________________________________________________________________

Activities relevant to the data transferred under these Clauses:

___________________________________________________________________

___________________________________________________________________

Signature and date: ___________________________________________________

Role (controller/processor):

2. …

Data importer(s): [Identity and contact details of the data importer(s), including any contact person with responsibility for data protection]

Name: ___________________________________________

Address: _________________________________________

Contact person’s name, position and contact details: _________________________

___________________________________________________________________

Activities relevant to the data transferred under these Clauses:

___________________________________________________________________

___________________________________________________________________

Signature and date: ___________________________________________________

Role (controller/processor):

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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2. …

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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B. DESCRIPTION OF TRANSFER

Categories of data subjects whose personal data is transferred [ ]

Categories of personal data transferred [ ]

Sensitive data transferred (if applicable) and applied restrictions or safeguards that fully take into consideration the nature of the data and the risks involved, such as for instance strict purpose limitation, access restrictions (including access only for staff having followed specialised training), keeping a record of access to the data, restrictions for onward transfers or additional security measures.

The frequency of the transfer (e.g. whether the data is transferred on a one-off or continuous basis) [ ]

Nature of the processing [ ]

Purpose(s) of the data transfer and further processing [ ]

The period for which the personal data will be retained, or, if that is not possible, the criteria used to determine that period [ ]

For transfers to (sub-) processors, also specify subject matter, nature and duration of the processing [ ]

C. COMPETENT SUPERVISORY AUTHORITY

Identify the competent supervisory authority/ies in accordance with Clause 13

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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ANNEX II

TECHNICAL AND ORGANISATIONAL MEASURES INCLUDING TECHNICAL AND ORGANISATIONAL MEASURES TO ENSURE THE SECURITY OF THE DATA

EXPLANATORY NOTE:

The technical and organisational measures must be described in specific (and not generic) terms. See also the general comment on the first page of the Appendix, in particular on the need to clearly indicate which measures apply to each transfer/set of transfers.

Description of the technical and organisational measures implemented by the data importer(s) (including any relevant certifications) to ensure an appropriate level of security, taking into account the nature, scope, context and purpose of the processing, and the risks for the rights and freedoms of natural persons.

[Examples of possible measures:

Measures of pseudonymisation and encryption of personal data

Measures for ensuring ongoing confidentiality, integrity, availability and resilience of processing systems and services

Measures for ensuring the ability to restore the availability and access to personal data in a timely manner in the event of a physical or technical incident

Processes for regularly testing, assessing and evaluating the effectiveness of technical and organisational measures in order to ensure the security of the processing

Measures for user identification and authorisation

Measures for the protection of data during transmission

Measures for the protection of data during storage

Measures for ensuring physical security of locations at which personal data are processed

Measures for ensuring events logging

Measures for ensuring system configuration, including default configuration

Measures for internal IT and IT security governance and management

Measures for certification/assurance of processes and products

Measures for ensuring data minimisation

Measures for ensuring data quality

Measures for ensuring limited data retention

Measures for ensuring accountability

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Measures for allowing data portability and ensuring erasure]

For transfers to (sub-) processors, also describe the specific technical and organisational measures to be taken by the (sub-) processor to be able to provide assistance to the controller and, for transfers from a processor to a sub-processor, to the data exporter

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Schedule 12.2

ANTI-CORRUPTION COMPLIANCe REQUIREMENTS

1.
Each Party represents and warrants to the other Party, as of the Effective Date, and covenants to the other Party, that, in connection with this Agreement:
A.
it will comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, and any other Applicable Laws relating to or concerning public or commercial bribery or corruption (collectively, “Anti-Bribery and Anti-Corruption Laws”), and will not take any action that will cause the other Party or its Affiliates to be in violation of any Anti-Bribery and Anti-Corruption Laws;
B.
neither such Party nor any of its managers, officers, directors, employees, representatives, affiliates, sub-contractors, or other agents will, directly or indirectly, offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of any financial or other advantage or anything else of value to:

(i) any official or employee of any government, or any department, agency, or instrumentality thereof, any political party or official thereof, any candidate for political office, any official or employee of any public international organization, any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, party, or public international organization, or any health care professional, in each case for the purpose of (a) improperly influencing or rewarding any act or decision of such official, employee, person, party, candidate, or health care professional, (b) inducing such official, employee, person, party, candidate, or health care professional to do or omit to do any act in violation of the lawful duty of such official, employee, person, counterparty, candidate, or health care professional, (c) securing any improper advantage, or (d) improperly inducing such official, employee, person, party, candidate, or healthcare professional to use its or his or her influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality; or

(ii) any officer, employee, agent, or representative of another company or organization, without that company’s or organization’s knowledge and consent, with the intent to influence the recipient’s action with respect to such company’s or organization’s business, or to gain a commercial benefit to the detriment of such company or

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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organization, or to induce the recipient to violate a duty of loyalty to his employer;

C.
it has adopted appropriate anti-corruption policies (“Anti-Corruption Policies”) and has trained or will train its employees involved in the performance of its obligations under this Agreement to comply with such Anti-Corruption Policies and applicable Anti-Bribery and Anti-Corruption Laws; and
D.
it will require any subcontractors or other persons or entities that interact with government officials or health care professionals on behalf of such Party in connection with this Agreement to agree to and abide by the representations, warranties and covenants in this Schedule 12.2.
2.
In the event that either Party has a good faith reason to believe that the other Party may be in material breach or violation of any representation, warranty or covenant in this Schedule 12.2, such other Party shall cooperate fully in connection with any inquiry or investigation by such Party of any allegation, event, fact or occurrence which calls into question such other Party’s compliance with any representation, warranty, or covenant in this Schedule 12.2. If requested by such Party, such other Party shall promptly furnish such records and information, and provide access to such of its employees, contractors, consultants and other agents, as may be reasonably requested by such Party in connection with any such inquiry or investigation.
3.
Each Party shall promptly notify the other Party promptly after becoming aware of (a) the occurrence of any fact or event that would reasonably be believed to render any representation, warranty or covenant of such Party in this Schedule 12.2 incorrect or misleading or (b) any notice, subpoena, demand or other communication (whether oral or written) from or investigation, audit, suit or proceeding (whether civil, criminal or administrative) by any governmental authority regarding such Party’s actual, alleged, possible or potential violation of, or failure to comply with, any laws, rules or regulations governing bribery, money laundering, or other corrupt payments in connection with its activities under this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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